Exhibit 10.05

Resideo Technologies Supplemental Savings Plan

October 29, 2018

IMPORTANT NOTE

This document has not been approved by the Department of Labor, Internal Revenue Service or any other governmental entity. An adopting Employer must determine whether the Plan is subject to the Federal securities laws and the securities laws of the various states. An adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under Title I of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Employer’s particular situation. Fidelity Employer Services Company, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer’s attorney prior to execution.

March 2018

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1 – GENERAL

1.1	Plan
1.2	Effective Dates
1.3	Amounts Not Subject to Code Section 409A

ARTICLE 2 – DEFINITIONS

2.1	Account
2.2	Administrator
2.3	Adoption Agreement
2.4	Beneficiary
2.5	Board or Board of Directors
2.6	Bonus
2.7	Change in Control
2.8	Code
2.9	Compensation
2.10	Director
2.11	Disability
2.12	Eligible Employee
2.13	Employer
2.14	ERISA
2.15	Identification Date
2.16	Key Employee
2.17	Participant
2.18	Plan
2.19	Plan Sponsor
2.20	Plan Year
2.21	Related Employer
2.22	Retirement
2.23	Separation from Service
2.24	Unforeseeable Emergency
2.25	Valuation Date
2.26	Years of Service

ARTICLE 3 – PARTICIPATION

3.1	Participation
3.2	Termination of Participation

ARTICLE 4 – PARTICIPANT ELECTIONS

4.1	Deferral Agreement

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4.2	Amount of Deferral
4.3	Timing of Election to Defer
4.4	Election of Payment Schedule and Form of Payment

ARTICLE 5 – EMPLOYER CONTRIBUTIONS

5.1	Matching Contributions
5.2	Other Contributions

ARTICLE 6 – ACCOUNTS AND CREDITS

6.1	Establishment of Account
6.2	Credits to Account

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS

7.1	Investment Options
7.2	Adjustment of Accounts

ARTICLE 8 – RIGHT TO BENEFITS

8.1	Vesting
8.2	Death
8.3	Disability

ARTICLE 9 – DISTRIBUTION OF BENEFITS

9.1	Amount of Benefits
9.2	Method and Timing of Distributions
9.3	Unforeseeable Emergency
9.4	Payment Election Overrides
9.5	Cashouts of Amounts Not Exceeding Stated Limit
9.6	Required Delay in Payment to Key Employees
9.7	Change in Control
9.8	Permissible Delays in Payment
9.9	Permitted Acceleration of Payment

ARTICLE 10 – AMENDMENT AND TERMINATION

10.1	Amendment by Plan Sponsor
10.2	Plan Termination Following Change in Control or Corporate Dissolution
10.3	Other Plan Terminations

ARTICLE 11 – THE TRUST

11.1	Establishment of Trust
11.2	Rabbi Trust
11.3	Investment of Trust Funds

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ARTICLE 12 – PLAN ADMINISTRATION

12.1	Powers and Responsibilities of the Administrator
12.2	Claims and Review Procedures
12.3	Plan Administrative Costs

ARTICLE 13 – MISCELLANEOUS

13.1	Unsecured General Creditor of the Employer
13.2	Employer’s Liability
13.3	Limitation of Rights
13.4	Anti-Assignment
13.5	Facility of Payment
13.6	Notices
13.7	Tax Withholding
13.8	Indemnification
13.9	Successors
13.10	Disclaimer
13.11	Governing Law

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PREAMBLE

The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be interpreted, implemented and administered in a manner consistent therewith.

ARTICLE 1 – GENERAL

1.1	Plan. The Plan will be referred to by the name specified in the Adoption Agreement.

1.2	Effective Dates.
(a)	Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.
(b)

Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated. Except to the extent otherwise provided herein or in the Adoption Agreement, the Plan shall apply to amounts deferred and benefit payments made on or after the Amendment Effective Date.

(c)

Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.

1.3	Amounts Not Subject to Code Section 409A

Except as otherwise indicated by the Plan Sponsor in Section 1.01 of the Adoption Agreement, amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 will be separately accounted for and administered in accordance with the terms of the Plan as in effect on December 31, 2004.

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ARTICLE 2 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1

“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.

2.2

“Administrator” means the person or persons designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan. If no Administrator is designated in the Adoption Agreement, the Administrator is the Plan Sponsor.

2.3	“Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.
2.4	“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.
2.5	“Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.
2.6	“Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.
2.7	“Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.7.
2.8	“Code” means the Internal Revenue Code of 1986, as amended.
2.9	“Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.
2.10	“Director” means a non-employee member of the Board who has been designated by the Employer as eligible to participate in the Plan.
2.11

“Disability” means a determination that the Participant is eligible for benefits under the Employer’s long-term disability plan provided, however, that a “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury Regulation Section 1.409A-3.

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2.12	“Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.
2.13	“Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.
2.14	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
2.15	“Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.
2.16	“Key Employee” means an employee who satisfies the conditions set forth in Section 9.6.
2.17	“Participant” means an Eligible Employee or Director who commences participation in the Plan in accordance with Article 3.
2.18	“Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor and as amended from time to time.
2.19	“Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement or any successor by merger, consolidation or otherwise.
2.20	“Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.
2.21

“Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Employer.

2.22	“Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.
2.23

“Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to re- employment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 month period of absence may be substituted for the six month period.

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Whether a termination of employment has occurred is based on whether the facts and circumstances indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months).

An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract, all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.

If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service. If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a director.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as an employee are not taken into account in determining whether the Participant has experienced a Separation from Service as a director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a director that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.

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All determinations of whether a Separation from Service has occurred will be made in a manner consistent with Code Section 409A and the final regulations thereunder.

2.24

“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.25	“Valuation Date” means each business day of the Plan Year that the New York Stock Exchange is open.
2.26	“Years of Service” means each one year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

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ARTICLE 3 – PARTICIPATION

3.1	Participation. The Participants in the Plan shall be those Directors and employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.
3.2

Termination of Participation. The Administrator may terminate a Participant’s participation in the Plan in a manner consistent with Code Section 409A. If the Employer terminates a Participant’s participation before the Participant experiences a Separation from Service the Participant’s vested Accounts shall be paid in accordance with the provisions of Article 9.

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ARTICLE 4 – PARTICIPANT ELECTIONS

4.1

Deferral Agreement. If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee and Director may elect to defer his Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee or Director desires to defer Compensation. An Eligible Employee or Director who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

A deferral agreement may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3 or in Section 4.01(c) of the Adoption Agreement, a deferral agreement becomes irrevocable at the close of the specified period.

4.2	Amount of Deferral. An Eligible Employee or Director may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.
4.3

Timing of Election to Defer. Each Eligible Employee or Director who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned, provided the Participant has performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Participant executed the deferral agreement and provided further that the compensation has not yet become ‘readily ascertainable’ within the meaning of Reg. Sec 1.409A-2(a)(8). In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Reg. Sec. 1.409A-2(a)(6), the deferral agreement may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.

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Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year or a Director who is designated as eligible to participate during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30) day period beginning on the date the employee is classified or designated as an Eligible Employee or the date the Director is designated as eligible, whichever is applicable, if permitted by Section 4.01(b)(ii) of the Adoption Agreement. If Compensation is based on a specified performance period that begins before the Eligible Employee or Director executes his deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election becomes irrevocable and effective over the total number of days in the performance period. The rules of this paragraph shall not apply unless the Eligible Employee or Director can be treated as initially eligible in accordance with Reg. Sec. 1.409A-2(a)(7).

4.4	Election of Payment Schedule and Form of Payment.

All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4.

(a)If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee or Director completes a deferral agreement, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement. Prior to the time required by Reg. Sec. 1.409A-2, the Eligible Employee or Director shall elect a distribution event (which includes a specified time) and a form of payment for any Employer contributions that may be credited to the Participant’s Account during the Plan Year. If an Eligible Employee or Director fails to elect a distribution event, he shall be deemed to have elected Separation from Service as the distribution event. If he fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

(b)If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee or Director first completes a deferral agreement but in no event later than the time required by Reg. Sec. 1.409A-2, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement. If an Eligible Employee or Director fails to elect a distribution event, he shall be deemed to have elected Separation from Service in the distribution event. If the fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

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ARTICLE 5 – EMPLOYER CONTRIBUTIONS

5.1

Matching Contributions. If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement. The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.

5.2

Other Contributions. If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement. The contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

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ARTICLE 6 – ACCOUNTS AND CREDITS

6.1

Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

6.2

Credits to Account. A Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions treated as allocated on his behalf under Article 5.

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ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS

7.1	Investment Options. The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.
7.2

Adjustment of Accounts. The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as of the Valuation Date coincident with or next following notice to the Administrator.  Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals.  In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

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ARTICLE 8 – RIGHT TO BENEFITS

8.1	Vesting. A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.

A Participant’s right to the amounts credited to his Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement. Upon a Separation from Service and after application of the provisions of Section 7.01 of the Adoption Agreement, the Participant shall forfeit the nonvested portion of his Account.

8.2

Death. The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to accelerate distributions upon Death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement. If the Plan Sponsor does not elect to accelerate distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the vested amount credited to the Participant’s Account will be paid in accordance with the provisions of Article 9.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 9.

8.3

Disability. If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be made by the Administrator in its sole discretion in a manner consistent with the requirements of Code Section 409A.

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ARTICLE 9 – DISTRIBUTION OF BENEFITS

9.1

Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2

Method and Timing of Distributions. Except as otherwise provided in this Article 9, distributions under the Plan shall be made in accordance with the elections made or deemed made by the Participant under Article 4. Subject to the provisions of Section 9.6 requiring a six month delay for certain distributions to Key Employees, distributions following a payment event shall commence at the time specified in Section 6.01(a) of the Adoption Agreement. If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment, provided the election does not take effect for at least twelve months from the date on which the election is made. The distribution election change must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A or the provisions of Reg. Sec. 1.409A-2(b). For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.

9.3

Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted, and may require the Participant to certify that the need cannot be met from other sources reasonably available to the Participant. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state, foreign or local income taxes and penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to an Unforeseeable Emergency. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the six month period of delay required by section 9.6.

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9.4

Payment Election Overrides. If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply. Upon the occurrence of the first event selected by the Plan Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated to the Participant or his Beneficiary regardless of whether the Participant had made different elections of time and /or form of payment or whether the Participant was receiving installment payments at the time of the event.

9.5

Cashouts Of Amounts Not Exceeding Stated Limit. If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Plan Sponsor in Section 6.01(e) of the Adoption Agreement at the time he incurs a Separation from Service for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01(a) of the Adoption Agreement in a single lump sum cash payment following such Separation from Service regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his Account or whether the Participant was receiving installments at the time of such termination.  A Participant’s Account, for purposes of this Section 9.5, shall include any amounts described in Section 1.3.

9.6

Required Delay in Payment to Key Employees. Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service (or Retirement, if applicable) to a Participant who is a Key Employee as of the date of his Separation from Service (or Retirement, if applicable) shall not be made before the date which is six months after the Separation from Service (or Retirement, if applicable).

(a)A Participant is treated as a Key Employee if (i) he is employed by a Related Employer any of whose stock is publicly traded on an established securities market, and (ii) he satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), determined without regard to Code Section 416(i)(5), at any time during the twelve month period ending on the Identification Date.

(b)A Participant who is a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six month delay in distributions for the twelve month period beginning on the first day of a month no later than the fourth month following the Identification Date. The Identification Date and the effective date of the delay in distributions shall be determined in accordance with Section 1.06 of the Adoption Agreement.

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(c)The Plan Sponsor may elect to apply an alternative method to identify Participants who will be treated as Key Employees for purposes of the six month delay in distributions if the method satisfies each of the following requirements. The alternative method is reasonably designed to include all Key Employees, is an objectively determinable standard providing no direct or indirect election to any Participant regarding its application, and results in either all Key Employees or no more than 200 Key Employees being identified in the class as of any date. Use of an alternative method that satisfies the requirements of this Section 9.6(c ) will not be treated as a change in the time and form of payment for purposes of Reg. Sec. 1.409A-2(b).

(d)The six month delay does not apply to payments described in Section 9.9(a),(b) or (d) or to payments that occur after the death of the Participant. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the six month period of delay required by this Section 9.6.

9.7

Change in Control. If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply. A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4. Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum payment. A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor, but only if elected by the Plan Sponsor in Section 11.03 of the Adoption Agreement. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7. All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.

If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his death or Disability as provided in Article 8.

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Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7. A distribution to the Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan in accordance with Section 10.2 and distributes the Participant’s benefits within twelve months of a Change in Control as provided in Section 10.3.

(a)

Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii).  A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.

(b)

Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

(c)

Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as

9-4

an acquisition of stock. Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)

Change in the effective control of a corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of Section 9.7(a). In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c). For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.7(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

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(e)

Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation or the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

9.8

Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis.

(a)

The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m).  Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed.

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(b)

The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

(c)

The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

9.9

Permitted Acceleration of Payment. The Employer may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Reg. Sec. 1.409A- 3(j)(4), including the following events:

(a)

Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.

(b)

De Minimis Amounts. A payment will be accelerated if (i) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), (ii) at the time the payment is made the amount constitutes the Participant’s entire interest under the Plan and all other plans that are aggregated with the Plan under Reg. Sec. 1.409A-1(c)(2).

(c)

FICA Tax. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Code Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment under this subsection (d) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.

(d)

Section 409A Additional Tax. A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.

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(e)

Offset. A payment may be accelerated in the Employer’s discretion as satisfaction of a debt of the Participant to the Employer, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer, the entire amount of the reduction in any of the Employer’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(f)	Other Events. A payment may be accelerated in the Administrator’s discretion in connection with such other events and conditions as permitted by Code Section 409A.

9-8

ARTICLE 10 – AMENDMENT AND TERMINATION

10.1

Amendment by Plan Sponsor. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued and vested prior to the amendment.

10.2

Plan Termination Following Change in Control or Corporate Dissolution. If so elected by the Plan Sponsor in 11.01 of the Adoption Agreement, the Plan Sponsor reserves the right to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.7. For this purpose, the Plan will be treated as terminated only if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control which are treated as a single plan under Reg. Sec. 1.409A-1(c)(2) are also terminated so that all participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the arrangements. In addition, the Plan Sponsor reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the termination and liquidation occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable.

10.3

Other Plan Terminations. The Plan Sponsor retains the discretion to terminate the Plan if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under Code Section 409A and Reg. Sec. 1.409A-1(c)(2) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four months of the date the Plan Sponsor takes all necessary action to irrevocably terminate and liquidate the arrangements,

(d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A and the regulations thereunder at any time within the three year period following the date of termination of the arrangement, and (e) the termination does not occur proximate to a downturn in the financial health of the Plan sponsor. The Plan Sponsor also reserves the right to amend the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

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ARTICLE 11 – THE TRUST

11.1

Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. In the event that the Plan Sponsor wishes to establish a trust to provide a source of funds for the payment of Plan benefits, any such trust shall be constructed to constitute an unfunded arrangement that does not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA and the Code. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.

11.2

Rabbi Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The trust is intended to be treated as a rabbi trust in accordance with existing guidance of the Internal Revenue Service, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.

11.3

Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

11-1

ARTICLE 12 – PLAN ADMINISTRATION

12.1

Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA.  The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;
(b)	To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;
(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;
(d)	To administer the claims and review procedures specified in Section 12.2;
(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;
(f)	To determine the person or persons to whom such benefits will be paid;
(g)	To authorize the payment of benefits;
(h)	To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;
(i)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;
(j)	By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.
12.2	Claims and Review Procedures.
(a)	Claims Procedure.

If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an

12-1

explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review. If the claim involves a Disability, the denial must also include the standards that governed the decision, including the basis for disagreeing with any health care professionals, vocational professionals or the Social Security Administration as well as an explanation of the scientific or clinical judgement underlying the denial. Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Administrator. The Administrator may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability, which may be extended an additional 30 days) if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period (45 day period in the case of a claim regarding Disability). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)	Review Procedure.

Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The notification will explain that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review. The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability). The Administrator may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period (45 days in the case of a claim regarding Disability). If the decision on review is not made within such period, the claim will be considered denied.

12-2

If the claim is regarding Disability, and the determination of Disability has not been made by the Social Security Administration or the Railroad Retirement Board, the person may, upon written request and free of charge, also receive the identification of medical or vocational experts whose advice was obtained in connection with the denial of a claim regarding Disability, even if the advice was not relied upon.

Before issuing any decision with respect to a claim involving Disability, the Administrator will provide to the person, free of charge, the following information as soon as possible and sufficiently in advance of the date on which the response is required to be provided to the person to allow the person a reasonable opportunity to respond prior to the due date of the response:

•	Any new or additional evidence considered, relied upon, or generated by the Administrator or other person making the decision; and
•	A new or addition rationale if the decision will be based on that rationale.
(c)	Exhaustion of Claims Procedures and Right to Bring Legal Claim

No action at law or equity shall be brought more than one (1) year after the Administrator’s affirmation of a denial of a claim, or, if earlier, more than four (4) years after the facts or events giving rising to the claimant’s allegation(s) or claim(s) first occurred.

12.3

Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Plan to the extent not paid by the Employer.

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ARTICLE 13 – MISCELLANEOUS

13.1

Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2

Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

13.3

Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

13.4

Anti-Assignment. Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor.  In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder.  Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the administrator, to satisfy any debt or liability to the Employer.

13.5

Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.

13-1

13.6

Notices. Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.

13.7

Tax Withholding. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant or from amounts deferred, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

13.8

Indemnification. (a) Each Indemnitee (as defined in Section 13.8(e)) shall be indemnified and held harmless by the Employer for all actions taken by him and for all failures to take action (regardless of the date of any such action or failure to take action), to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated, against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined in Subsection (e)).  No indemnification pursuant to this Section shall be made, however, in any case where (1) the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or (2) there is a settlement to which the Employer does not consent.

(b)The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Employer in advance of the final disposition of the Proceeding, to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated; provided that, if such law requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only on delivery to the Employer of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(c)Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be such and shall inure to the benefit of his heirs, executors, and administrators. The Employer agrees that the undertakings made in this Section shall be binding on its successors or assigns and shall survive the termination, amendment or restatement of the Plan.

(d)The foregoing right to indemnification shall be in addition to such other rights as the Indemnitee may enjoy as a matter of law or by reason of insurance coverage of any kind and is in addition to and not in lieu of any rights to indemnification to which the Indemnitee may be entitled pursuant to the by-laws of the Employer.

13-2

(e)For the purposes of this Section, the following definitions shall apply:

(1)"Indemnitee" shall mean each person serving as an Administrator (or any other person who is an employee, director, or officer of the Employer) who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he is or was performing administrative functions under the Plan.

(2)"Proceeding" shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, an action, suit, or proceeding by or in the right of the Employer), whether civil, criminal, administrative, investigative, or through arbitration.

13.9

Successors. The provisions of the Plan shall bind and inure to the benefit of the Plan Sponsor, the Employer and their successors and assigns and the Participant and the Participant’s designated Beneficiaries.

13.10

Disclaimer. It is the Plan Sponsor’s intention that the Plan comply with the requirements of Code Section 409A. Neither the Plan Sponsor nor the Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Code Section 409A.

13.11	Governing Law. The Plan will be construed, administered and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement.

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ADOPTION AGREEMENT

1.01	PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a) ☒

adopts a new plan as of October 29, 2018. This Plan is established for the benefit of certain employees of Resideo Technologies, Inc. and its affiliates who were participating or had a balance in the Honeywell Deferred Incentive Compensation Plan (“DICP”) and the Honeywell Excess Benefit Plan and Honeywell Supplemental Savings Plan (“SSP”) as of October 29, 2018. Account balances and associated distribution elections under the DICP and the SSP are transferred into this Plan effective as of October 29, 2018, or as soon as administratively feasible following such date. Current deferral elections under the DICP and/or the SSP for the 2018 plan year are transferred to this Plan and shall continue for the remainder of the 2018 plan year under this Plan. Deferral and distribution elections for periods after December 31, 2018 shall be made in accordance with the provisions of this Plan as provided herein. The Appendix of this Plan includes copies of the DICP and the SSP and all relevant historical provisions are incorporated into this Plan document.

(b) ☐

amends and restates its existing plan as of [month, day, year] which is the Amendment Restatement Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Restatement Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Restatement Date.

Original Effective Date:	[month, day, year]

Pre-409A Grandfathering:☐ Yes☐ No

1.02	PLAN

Plan Name:	Resideo Technologies Supplemental Savings Plan
Plan Year:	calendar
1.03	PLAN SPONSOR

Name:	Resideo Technologies, Inc.
Address:	2 Corporate Center Drive, Melville NY 11747
Phone # :
EIN:	82-5318796
Fiscal Yr:	December 31

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

☒ Yes	☐ No

March 2018

1.04	EMPLOYER

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert “Not Applicable” if none have been authorized):

Entity	Publicly Traded on Est. Securities Market

	Yes	No
	☐	☐
	☐	☐

	☐	☐
	☐	☐

	☐	☐
	☐	☐

1.05	ADMINISTRATOR

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name:	VP Compensation and Benefits
Address:	2 Corporate Center Drive, Melville NY 11747

Note:

The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06	KEY EMPLOYEE DETERMINATION DATES

The Identification Date shall be determined by the Vice President – Compensation and Benefits (or his delegate) in accordance with the provisions of Sections 416(i) and 409A of the Code and the regulations issued thereunder.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated April 1 as the effective date for purposes of applying the six month delay in distributions to Key Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

March 2018

2.01	PARTICIPATION

(a)	☒ Employees [complete (i), (ii) or (iii)]

(i)	☒ Eligible Employees are selected by the Employer

(ii)	☐ Eligible Employees are those employees of the Employer who satisfy the following criteria:

(iii)	☐ Employees are not eligible to participate.

(b)	☐ Directors [complete (i), (ii) or (iii)]

(i)	All Directors are eligible to participate.

(ii)	Only Directors selected by the Employer are eligible to participate.

(iii)	☒ Directors are not eligible to participate.

3.01	COMPENSATION

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a) ☐	Compensation is defined as:

(b) ☒	Compensation as defined in the Resideo Technologies 401(k) Plan without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.
(c)	Director Compensation is defined as:

(d)	Compensation shall, for all Plan purposes, be limited to $ .
(e)	Not Applicable.

March 2018

3.02	BONUSES

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election:

Type	Will be treated as Performance Based Compensation
	Yes	No
Annual Incentive Compensation as defined by the Plan Sponsor	☐	☒
	☐	☐
	☐	☐
	☐	☐
	☐	☐
☐ Not Applicable.		☐

March 2018

4.01	PARTICIPANT CONTRIBUTIONS

If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d).

(a)	Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete “dollar amount” and / or “percentage amount”.

(i)	Compensation Other than Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
(a) SSP Employee			0%	50%	1%
(b)
(c)

Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii)	Bonuses [do not complete if you complete (iii)]

Type of Bonus	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
(a) Annual Incentive Compensation			1%	100%	1%
(b)
(c)

(iii)	Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount		Increment
Min	Max	Min	Max

(iv)	Director Compensation

Type of Compensation	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Annual Retainer
Meeting Fees
Other:
Other:

March 2018

(b)	Election Period

(i)	Performance Based Compensation

A special election period

☐	Does	☒	Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.

The special election period, if applicable, will be determined by the Employer.

(ii)	Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

☐	May	☒	May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan.

(c)	Revocation of Deferral Agreement

A Participant’s deferral agreement

☐	Will
☒	Will Not

be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer to the extent necessary to satisfy the requirements of Reg. Sec. 1.401(k)-1(d)(3). If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

(d)	No Participant Contributions

☐   Participant contributions are not permitted under the Plan.

(e)	Transferred Deferral Elections

Notwithstanding any provision in this Plan to the contrary, the deferral election of any Participant of this Plan for 2018 under the DICP and/or the SSP shall continue under this Plan for the remainder of 2018.

March 2018

5.01	EMPLOYER CONTRIBUTIONS

If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).

(a)	Matching Contributions (SSP Employer)

(i)	Amount

For each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A)	☐ [insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B)	☒ An amount determined by the Employer in its sole discretion

(C)	☐ Matching Contributions for each Participant shall be limited to $ and/or % of Compensation.

(D)	☐ Other:

(E)	☐ Not Applicable [Proceed to Section 5.01(b) of the Adoption Agreement]

(ii)	Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) of the Adoption Agreement provided he satisfies the following requirements [complete the ones that are applicable]:

(A) ☐	Describe requirements:
(B) ☒	Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions
(C) ☐	No requirements

March 2018

(iii)	Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:

(A) ☐	As of the last day of the Plan Year

(B) ☒	At such times as the Employer shall determine in it sole discretion

(C) ☐	At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant

(D) ☐	Other:

(b)	Other Contributions

(i)	Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A) ☐	An amount equal to [insert number] % of the Participant’s Compensation
(B) ☐	An amount determined by the Employer in its sole discretion
(C) ☐	Contributions for each Participant shall be limited to $
(D) ☐	Other:

(E) ☒	Not Applicable [Proceed to Section 6.01 of the Adoption Agreement]

March 2018

(ii)	Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) of the Adoption Agreement for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:

(A) ☐	Describe requirements:

(B) ☐	Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions
(C) ☐	No requirements

(iii)	Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A) ☐	As of the last day of the Plan Year

(B) ☐	At such time or times as the Employer shall determine in its sole discretion

(C) ☐	Other:

(c)	No Employer Contributions

☐  Employer contributions are not permitted under the Plan.

March 2018

6.01	DISTRIBUTIONS

The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Base Plan document requires a six month delay for certain distributions to Key Employees of publicly traded companies.

(a)	Timing of Distributions

(i)	All distributions other than those on account of Death shall commence in accordance with the following (in the event of Death, payment will be made as soon as administratively feasible):

	(A) ☐	As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A-3(d).

	(B) ☐	Monthly on specified day [insert day]

	(C) ☒	Annually on specified month and day January 14th

	(D) ☐	Calendar quarter on specified month and day [month of quarter (insert 1,2 or 3); day (insert day)]

(ii)	The timing of distributions as determined in Section 6.01(a)(i) of the Adoption Agreement shall be modified by the adoption of:

	(A) ☐	Event Delay – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for months [insert number of months].

(B) ☐

Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

	(C) ☐	Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

	(D) ☒	Not applicable.

March 2018

(b)	Distribution Events

Participants may elect the following payment events and the associated form or forms of payment. If multiple events are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5,7,9).

			Lump Sum	Installments
(i)	☒	Specified Date	X	2-5	years
(ii)	☐	Specified Age			years
(iii)	☒	Separation from Service	X	2-5	years
(iv)	☐	Separation from Service plus 6 months			years
(v)	☐	Separation from Service plus months [not to exceed months]			years
(vi)	☐	Retirement			years
(vii)	☐	Retirement plus 6 months			years
(viii)	☐	Retirement plus months [not to exceed months]			years
(ix)	☐	Disability			years
(x)	☐	Death			years
(xi)	☐	Change in Control			years

The minimum deferral period for Specified Date or Specified Age event shall be 2 years.

Installments may be paid [select each that applies]

☐	Monthly
☐	Quarterly
☒	Annually

(c)	Specified Date and Specified Age elections may not extend beyond age Not Applicable [insert age or “Not Applicable” if no maximum age applies].

(d)	Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

March 2018

	EVENTS		FORM OF PAYMENT
☐	Separation from Service		Lump sum	Installments
☐	Separation from Service before Retirement		Lump sum	Installments
☒	Death	X	Lump sum	Installments
☐	Disability		Lump sum	Installments
☐	Not Applicable

(e)	Involuntary Cashouts

☐

If the Participant’s vested Account at the time of his Separation from Service does not exceed the current Internal Revenue Code Section 402(g)(1) limit [$18,500 in 2018], distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Base Plan document.

☒	There are no involuntary cashouts.

(f)	Retirement

☐	Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

☒	No special definition of Retirement applies.

(g)	Distribution Election Change A Participant

☒	Shall
☐	Shall Not

be permitted to modify a scheduled distribution date and form of payment for Specified Date elections only in accordance with Section 9.2 of the Base Plan document.

A Participant shall generally be permitted to elect such modification   99 number of times.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)	Frequency of Elections The Plan Sponsor

☒	Has
☐	Has Not

Elected to permit annual elections of a time and form of payment for amounts deferred under the Plan. If a single election of a time and/or form of payment is required, the Participant will make such election at the time he first completes a deferral agreement which, in all cases, will be no later than the time required by Reg. Sec. 1.409A-2.

March 2018

6.02	PRIOR DISTRIBUTION ELECTIONS

Notwithstanding anything in this Plan to the contrary, distribution elections made under the Honeywell DICP or Honeywell SSP pursuant to amounts transferred into this Plan as of October 29, 2018 or deferred during 2018 under this Plan shall remain in full force and effect.

March 2018

7.01	VESTING

(a)	Matching Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Matching Contributions shall be based on the following schedule:

Years of Service 0	Vesting % 100	(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9

☐   Other:

☐   Class year vesting applies.

☐   Not applicable.

(b)	Other Employer Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Employer contributions other than Matching Contributions shall be based on the following schedule:

☐	Years of Service	Vesting %
	0		(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9
☐	Other:

☐	Class year vesting applies.

☒	Not applicable.

March 2018

(c)	Acceleration of Vesting

A Participant’s vested interest in his Account will automatically be 100% upon the occurrence of the following events: [select the ones that are applicable]:

(i)	☐	Death
(ii)	☐	Disability
(iii)	☐	Change in Control
(iv)	☐	Eligibility for Retirement
(v)	☐	Other:
(vi)	☒	Not applicable.

(d)	Years of Service

(i)	A Participant’s Years of Service shall include all service performed for the Employer and

☐	Shall
☐	Shall Not

include service performed for the Related Employer.

(ii)	Years of Service shall also include service performed for the following entities:

(iii)	Years of Service shall be determined in accordance with (select one)

(A)	☐	The elapsed time method in Treas. Reg. Sec. 1.410(a)-7
(B)	☐	The general method in DOL Reg. Sec. 2530.200b-1 through b-4
(C)	☐	The Participant’s Years of Service credited under [insert name of plan]
(D)	☐	Other:

(iv)	☒ Not applicable.

March 2018

8.01	UNFORESEEABLE EMERGENCY

(a)	A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24 of the Base Plan document:

☐	Will
☒	Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01 of the Adoption Agreement]

be allowed.

(b)	Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:

☐	Will
☐	Will Not

be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01	INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:

(a)	☐	The Participant or his Beneficiary
(b)	X	The Employer

March 2018

10.01	TRUST

The Employer [select one]:

☐	Does
☒	Does Not

intend to establish a rabbi trust as provided in Article 11 of the Plan.

March 2018

11.01	TERMINATION UPON CHANGE IN CONTROL

The Plan Sponsor

☐	Reserves
☒	Does Not Reserve

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7 of the Base Plan document.

11.02	AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant’s Account

☐	Shall
☒	Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7 of the Base Plan document.

11.03	CHANGE IN CONTROL

A Change in Control for Plan purposes includes the following [select each definition that applies]:

(a)	☒ A change in the ownership of the Employer as described in Section 9.7(c) of the Base Plan document.

(b)	☒ A change in the effective control of the Employer as described in Section 9.7(d) of the Base Plan document.

(c)	☒ A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Base Plan document.

(d)	☐ Not Applicable.

March 2018

12.01	GOVERNING STATE LAW

The laws of Delaware shall apply in the administration of the Plan to the extent not preempted by ERISA.

March 2018

The Plan Sponsor has caused this Adoption Agreement to be executed this

::25day of October. 20 2018  •.

PLAN SPONSER:	Resideo technologies, Inc.
By:	ERICH BARNES
Title:	VP, Compensation -Benefits

March 2018

APPENDIX A

1.

The Honeywell Excess Benefit Plan and Honeywell Supplemental Savings Plan (the “SSP”) is attached hereto for the purpose of incorporating into this Plan document all relevant historical provisions that govern deferral amounts that were transferred into this Plan as of October 29, 2018.

2.

The Honeywell Deferred Incentive Compensation Plan (“DICP”) is attached hereto for the purpose of incorporating into this Plan document all relevant historical provisions that govern deferral amounts that were transferred into this Plan as of October 29, 2018.

3.

Notional amounts credited to employer stock accounts under the SSP and DICP were adjusted to take into account the value of the Resideo Technologies, Inc. stock dividend, and then valued and converted to notional units in the Fidelity U.S. Bond Index Fund – Institutional Premium Class (FXNAX) immediately following the Resideo Technologies, Inc. spin off. Such accounts shall be valued after the spin off by reference to the Fidelity U.S. Bond Index Fund - Institutional Premium Class (FXNAX) and shall be distributed in cash (not employer stock) on the applicable distribution date.

4.	For amounts transferred to this Plan from the SSP and DICP, the distribution and in-service withdrawal provisions of the SSP and the DICP remain in effect.

March 2018

HONEYWELL EXCESS BENEFIT PLAN AND

HONEYWELL SUPPLEMENTAL SAVINGS PLAN

(amended and restated effective April 1, 2018)

1.History. Honeywell International Inc. (the “Corporation”) initially established an excess benefit plan effective January 1, 2006 when the Supplemental Non-Qualified Savings Plan For Highly Compensated Employees Of Honeywell International Inc. And Its Subsidiaries (Career Band 5 and Below) was merged with and into the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (Career Band 6 and above) and the resulting plan from this merger became known as the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries.

Effective July 1, 2015, the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries was then separated into two separate plans for all legal purposes in order to ensure its qualification as an excess benefit plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The following provisions constitute and govern the terms of those two plans as follows:

(a)The Excess Benefit Plan of Honeywell International Inc. and its Subsidiaries (the “Excess Benefit Plan”) provides only for the benefits and contributions that would be provided under the Qualified Savings Plans but for any benefit or limitations set forth in the Code, including any amounts credited to each Participant’s Account as of July 1, 2015, that would have been so characterized at the time such amounts were credited, and including (for purposes of clarity) all Employer Matching Contributions described in Subparagraph 5(b). The Excess Benefit Plan shall consist of, be governed by, and be subject to, the terms set forth below excluding Clause 5(a)(ii) and the other provisions of the Plan to the extent relating to Clause 5(a)(ii).

(b)The Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (the “Supplemental Savings Plan”) provides for all other benefits and contributions under the Plan. The Supplemental Savings Plan shall consist of, be governed by, and be subject to, the terms set forth below excluding Clause 5(a)(i) and Subparagraph 5(b) and the other provisions of the Plan to the extent relating to Clause 5(a)(i) and Subparagraph 5(b).

(c)Both the Excess Benefit Plan and the Supplemental Savings Plan are now part of a plan named the “Honeywell Excess Benefit Plan and the Honeywell Supplemental Savings Plan” and, unless the context specifically states otherwise, are collectively referred to herein as the “Plan.”

(d)The Plan was last amended and restated, effective as of January 1, 2009, to implement changes required pursuant to and consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the corresponding regulations. The Plan is hereby amended and restated, effective as of April 1, 2018, to implement changes required or desired to reflect a change in the amount of Employer Matching Contributions, a change in the Plan record keeper, and to change the collective Plan name. This Plan document covers any Participant (as defined below) who was entitled to receive a benefit from the Plan as of March 31, 2018, but did not receive full payment of such benefit under the Plan as of such date, as well as any individual who becomes a Participant in the Plan on or after April 1, 2018. Plan benefit payments commencing before April 1, 2018 are governed by the terms of Plan as they existed before this amendment and restatement and are either grandfathered from the requirements of Section 409A of the Code or payable pursuant to a fixed schedule as required by, and in compliance with, Section 409A of the Code.

2.Eligibility. Any employee of the Corporation and its participating affiliates who is (i) the Chief Executive Officer of the Corporation or designated by the Corporation as an “officer” of the Corporation (an “Officer”), during the designated election period (the “Open Enrollment Period”) that occurs before the beginning of the applicable Plan Year (as defined below), or (ii)

(A) an Executive level employee but not an Officer at any time during the Open Enrollment Period that occurs before the beginning of the applicable Plan Year, and (B) whose year-to-date Base Annual Salary (as defined in Subparagraph 4(a)(i)) that is paid and posted to the Plan’s electronic recordkeeping system as of the last paydate in September of the Plan Year immediately preceding the applicable Plan Year exceeds the dollar limit for a highly compensated employee for the Plan Year under Section 414(q) of the Code, shall be eligible (an “Eligible Employee”) to participate in the Plan (subject to the limitations set forth in the following paragraph) and elect deferrals of Base Annual Salary for such Plan Year effective as of the first paydate of such Plan Year that follows the Open Enrollment Period.

Notwithstanding the foregoing, an Eligible Employee may only participate in the Plan for a Plan Year if such employee is eligible to participate in the Honeywell 401(k) Plan (formerly the Honeywell Savings and Ownership Plan) or any other savings plan designated as included by the Corporation from time to time (the “Qualified Savings Plans”), and has made an irrevocable election during the applicable Open Enrollment Period to defer Base Pay to the applicable Qualified Savings Plan. For purposes of this Plan, the “Plan Year” shall mean the calendar year.

3.Definitions.Capitalized terms not otherwise defined in the Plan have the respective meanings set forth in the applicable Qualified Savings Plans.

4.Participation.

(a)	Time and Form of Election.

(i)Each Eligible Employee who wishes to participate in the Plan for a particular Plan Year (a “Participant”), must file a timely deferral election (the “Election”) with the Plan Administrator during the applicable Open Enrollment Period. Such Eligible Employee shall designate in the Election that a portion (determined in accordance with Subparagraph 5(a)) of the Eligible Employee’s Base Pay as defined in the Qualified Savings Plan without regard to any benefit or contribution limitations under the Code or the applicable Qualified Savings Plan and inclusive of salary deferred for the Plan Year under this Plan (“Base Annual Salary”), which would have been payable to such Eligible Employee during such Plan Year, in lieu of such payment, be credited to a deferred compensation account maintained under the Plan as an unfunded book entry account stated as a cash balance (the “Account”). On a Participant’s Election, the Participant shall also indicate the form of payment for all deferrals credited to the Participant’s Account, as described in Paragraph 7 below, and shall indicate if he wishes to change the default Change in Control election, as described in Paragraph 10 below.

(b)Election Changes. A Participant may not modify his deferral election for a particular Plan Year at any time during that Plan Year.

2

5.	Contributions to Participants’ Accounts.

(a)Participant Deferred Contributions. For a particular Plan Year, a Participant may elect to defer an aggregate amount equal to (i) the difference between the maximum percentage of Base Annual Salary that the Participant may contribute for the Plan Year as Pre-tax Contributions and/or Roth Contributions under the Qualified Savings Plans (8% for 2018), without regard to any other limitations that may apply under the Code or the Qualified Savings Plans, and the actual Pre-tax Contributions and/or Roth Contributions the Participant contributes to the Qualified Savings Plans for the Plan Year, and/or (ii) from 1% to 25% (in whole percentages) of such Participant’s Base Annual Salary, without regard to any other limitations that may apply under the Code (collectively, “Participant Deferred Contributions”); provided, however, that a Participant who elects to defer any amount hereunder shall be required to make the maximum Pre-tax Contributions and/or Roth Contributions permissible under the Qualified Savings Plans for the applicable Plan Year (after giving effect to deferrals under the Plan or otherwise).

For the avoidance of doubt, all Participant Deferred Contributions to the Plan shall be deferred on a pre-tax basis. No after-tax contributions (such as Roth 401(k) contributions) shall be permitted. For purposes of any “spillover” of deferrals from the Qualified Savings Plans to  the Excess Benefit Plan, any amounts that were contributed as Roth Contributions to the Qualified Savings Plans shall be contributed as pre-tax contributions to the Plan.

(b)Plan Employer Contributions. There shall be credited to the Participant’s Account employer contributions under the Plan (“Plan Employer Contributions”) in an aggregate amount equal to the difference between (i) the maximum Employer Matching Contributions that could be contributed for the Plan Year under the Qualified Savings Plans, without regard to any limitations that may apply under the Code or the Qualified Savings Plans, and (ii) the total amount of Employer Matching Contributions actually contributed to the Participant’s account under the Qualified Savings Plans.

Notwithstanding the foregoing:

(A)beginning April 1, 2018, the Plan Employer Contributions described in this Paragraph shall be credited to a Participant’s Account only if the Participant is actively employed by the Corporation or an affiliate on December 15th of the Plan Year, has died while actively employed by the Corporation or an affiliate during the Plan Year, or has incurred a Disability while actively employed by the Corporation or an affiliate during the Plan Year, and

(B)only Participant Deferred Contributions described in Clause 5(a)(i) shall be used in determining the amount of Plan Employer Contributions to be credited to an Account for a Plan Year.

(c)Vesting. Participant Deferred Contributions and Plan Employer Contributions (collectively “Total Contribution Amounts”) and all amounts accrued with respect to Total Contribution Amounts in accordance with Paragraph 6, shall be vested at the time such amounts are credited to the Participant’s Account.

3

(d)Timing of Contributions. Effective for Plan Years beginning on and after January 1, 2017, the Participant Deferred Contributions described in Clause 5(a)(i) shall be credited to a Participant’s Account once the Participant has contributed the maximum Pre-tax Contributions and/or Roth Contributions for the Plan Year to the Qualified Savings Plans. The Participant Deferred Contributions described in Clause 5(a)(ii) shall be credited to a Participant’s Account each pay period during the Plan Year. The Plan Employer Contributions described in Section 5(b) shall be credited to a Participant’s Account at the same time Employer Matching Contributions are credited to the Participant account under the applicable Qualified Savings Plans.

6.	The Participant’s Account.

(a)Types of Accounts. A Participant’s Account shall consist of two sub-accounts, as applicable: (1) a sub-account which consists of Participant Deferred Contributions and Plan Employer Contributions, and interest and earnings thereon, for amounts that were earned and vested as of December 31, 2004 (the “Grandfathered Account”), and (2) a sub-account which consists of Participant Deferred Contributions and Plan Employer Contributions, and interest and earnings thereon, for amounts that are earned and vested on or after January 1, 2005 (the “Non- Grandfathered Account”).

(b)	Participant Deferred Contributions.

(i)Participant Deferred Contributions shall be credited to the Participant’s Account under the Plan as unfunded book entries stated as cash balances.

(ii)Participant Deferred Contributions credited to the Participant’s Account after December 31, 2004, and all Participant Deferred Contributions credited to a Participant’s Account under the Supplemental Non-Qualified Savings Plan For Highly Compensated Employees Of Honeywell International Inc. And Its Subsidiaries (Career Band 5 and Below) before January 1, 2006, shall accrue amounts (to be posted on the Valuation Date) equivalent to interest, compounded daily, at a rate based upon the cost to the Corporation of borrowing at a fixed rate for a 15-year term; provided, however, that for 2005, Participant Deferred Contributions credited to the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (Career Band 6 and above) between January 1, 2005 and December 31, 2005 shall accrue amounts (to be posted each Valuation Date) equivalent to interest, compounded daily, at a rate equal to 8%. The interest rate described in this paragraph is subject to change from Plan Year to Plan Year and shall be determined annually by the Chief Financial Officer of the Corporation in consultation with the Treasurer of the Corporation before January 1 of each Plan Year.

(iii)Participant Deferred Contributions credited to the Participant’s Account under the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (Career Band 6 and above) before January 1, 1994 or after the Participant has terminated employment shall accrue amounts (to be posted each Valuation Date) equivalent to interest, compounded daily, at a rate based upon the cost to the Corporation of borrowing at a fixed rate for a 15-year term. The interest rate described in this paragraph is subject to change from Plan Year to Plan Year and shall be determined annually by the Chief Financial Officer of the Corporation in consultation with the Treasurer of the Corporation before January 1 of each Plan Year.

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(iv)Participant Deferred Contributions credited to the Participant’s Account under the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (Career Band 6 and above) between January 1, 1994 and December 31, 2004, but before a Participant terminates employment, shall accrue amounts (to be posted each Valuation Date) equivalent to interest, compounded daily, at a rate that was determined annually by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). This rate, once established for a Plan Year, remains in effect with respect to all Participant Deferred Contributions credited to the Participant’s Account during such Plan Year until such amounts are distributed.

(c)Plan Employer Contributions. Plan Employer Contributions shall be credited to the Participant’s Account under the Plan as unfunded book entries stated as shares of Common Stock (including fractional shares). The number of shares of Common Stock credited to a Participant’s Account shall be determined by dividing the equivalent cash amount (as determined under Subparagraph 5(b)) by the closing price of Common Stock on the day that such Plan Employer Contributions are credited to the Participant’s Account. Amounts equivalent to the dividends that would have been payable in respect of the Common Stock shall be credited to the Participant’s Account as if reinvested in Common Stock, with the number of shares credited determined by dividing the equivalent cash dividend amount by the closing price of Common Stock on the date the dividends would have been payable. Amounts credited to the Participant’s Account shall accrue amounts equivalent to interest and dividends, as the case may be, until distributed in accordance with the Plan.

(d)Grandfathered and Non-Grandfathered Accounts. The aggregate amount of the Participant’s Deferred Contributions, plus interest and earnings credited thereon pursuant to this Paragraph 6 (collectively, the “Participant Deferred Contribution Amounts”), and the aggregate number of shares of Common Stock representing the Plan Employer Contributions, plus dividends reinvested pursuant to this Paragraph 6 (collectively the “Plan Employer Contribution Amounts,” and together with Participant Deferred Contribution Amounts, the “Total Contribution Amounts”) credited to the Participant’s Grandfathered Account pursuant to this Paragraph 6, will hereinafter be referred to as “Grandfathered Contribution Amounts.” Total Contribution Amounts credited to a Participant’s Non-Grandfathered Account will hereinafter be referred to as “Non-Grandfathered Contribution Amounts.”

7.	Distribution from Accounts.
(a)	Form and Timing of Payment.
(i)	Participant Deferred Contributions.

(A)2006 Plan Year and Later. The aggregate amount of the Participant’s Participant Deferred Contribution Amounts credited to the Participant’s Non- Grandfathered Account for Plan Years beginning on or after January 1, 2006 shall be paid in one lump-sum in cash in the January of the Plan Year that follows the Plan Year in which the Participant has a Separation from Service (as defined in Section 409A(a)(2)(A)(i) of the Code and its corresponding regulations) with the Corporation and its affiliates, unless the Participant elects in his Election for any such Plan Year that his Participant Deferred Contribution Amounts for such Plan Year be paid in substantially equal annual installments (not to exceed ten (10)) if his Separation from Service occurs on or after he attains age 55 and has completed ten (10)  Years of Service (as defined below), in which case the first installment shall be paid in the January of the Plan Year that follows the Plan Year in which he has a Separation from Service and each remaining installment will be paid in each succeeding January.

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Notwithstanding the foregoing, if the Participant is a “Specified Employee” (as defined below) at his Separation from Service, the payments provided in the immediately preceding paragraph shall be paid (or begin for installments) in (i) the January of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service occurs before July 1 of such Plan Year, or (ii) the July of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service occurs after June 30 of such Plan Year. If the Participant elected to receive his distribution in installments, after the first payment is made, each subsequent installment will be paid in the January of each Plan Year that follows until all installments are paid to the Participant.

(B)For purposes of this Plan, the term (i) “Years of Service” shall be determined using the Participant’s most-recent adjusted service date, as reflected at the Participant’s Separation from Service in the Company’s records, and (ii) “Specified Employee” shall mean any Participant who, at any time during the twelve (12) month period ending on the identification date, is a specified employee under Section 409A of the Code, which determination of “specified employees,” including the number and identity of persons considered “specified employees” and the identification date, shall be made by the Vice President – Compensation and Benefits (or his delegate) in accordance with the provisions of Sections 416(i) and 409A of the Code and the regulations issued thereunder.

(C)2005 Plan Year. For the 2005 Plan Year only, the Participant Deferred Contribution Amounts credited to the Participant’s Non-Grandfathered Account for such Plan Year shall be paid in one lump-sum in cash in January of the Plan Year immediately following the Plan Year in which the Participant has a Separation from Service with the Corporation and its affiliates.

Notwithstanding the foregoing, if the Participant is a Specified Employee at his Separation from Service, the payment provided in the immediately preceding paragraph shall be paid in (i) the January of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service occurs before July 1 of such Plan Year, or (ii) the July of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service occurs after June 30 of such Plan Year.

(D)Plan Years Before January 1, 2005. Each Participant made an election when he made a deferral election for Plan Years beginning before January 1, 2005, with respect to the distribution of the Participant Deferred Contribution Amounts credited to the Participant’s Grandfathered Account pursuant to such election. A Participant elected to receive such amount in one lump-sum or in a number of annual installments (up to fifteen (15)). The lump-sum payment or the first installment shall be paid in cash as soon as practicable during the month of January of such future calendar year as the Participant may designate or, if the Participant so elects, as soon as practicable during the month of January of the calendar year immediately following the year in which the Participant last contributed to the Plan or the year in which the Participant terminates employment with the Corporation and its affiliates. Subsequent installments shall be paid in cash as soon as practicable during the month of January of each succeeding calendar year until the entire amount of the Participant Deferred Contribution Amounts credited to the Participant’s Grandfathered Account has been paid.

(ii)Plan Employer Contributions. The distribution form and timing that apply to the Participant’s Deferred Contribution Amounts for a Plan Year pursuant to Subparagraph 7(a)(i) above shall also apply to the form and timing of the distribution of the Plan Employer Contribution Amounts credited to the Participant’s Account. Except to the extent otherwise provided with respect to fractional shares, all distributions of Plan Employer Contribution Amounts shall be made in Common Stock. Installments after the first installment payment, if applicable, shall be paid in the January of each succeeding calendar year until the entire amount of the Plan Employer Contribution Amounts has been paid. Any fractional shares of Common Stock shall be paid in an equivalent cash amount.

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(iii)Calculation of Installment Payments. If installment payments are to be made to a Participant for any Plan Year, the amount of each installment shall be determined by (A) multiplying the balance of the Participant Deferred Contribution Amounts credited to the Participant for such Plan Year by a fraction, the numerator of which is one and the denominator of which is (x) the number of installments elected, reduced by (y) one for each annual  installment previously received, and (B) multiplying the balance of the Plan Employer Contribution Amount as of the day before installment payments are processed each Plan Year by a fraction, the numerator of which is one and the denominator of which is (x) the number of installments elected, reduced by (y) one for each annual installment previously received, and then rounding down to the next whole share of Common Stock; provided, however, the amount of the last installment shall consist of the amount remaining in the Participant’s Account on the distribution date.

(b)	Adjustment of Form of Distribution.

(i)2005 Plan Year and Later. For Plan Years beginning on or after January  1, 2005, a Participant may not change the timing or payment form of distribution of the Non- Grandfathered Contribution Amounts credited to his Non-Grandfathered Account unless otherwise permitted by the Plan Administrator in its sole and absolute discretion in accordance with Code section 409A and its corresponding regulations.

(ii)2004 Plan Year and Earlier. For Plan Years beginning before January 1, 2005, a Participant may change the timing and/or form of distribution of all or any portion of the Participant’s Grandfathered Account only in accordance with Clause 7(c)(i).

(iii)Distribution Default for Amounts Credited to the Participant’s Grandfathered Account.

(A)Distribution Default for Participant Deferred Contribution Amounts. Any Participant Deferred Contribution Amounts credited to a Participant’s Grandfathered Account that are not covered by a timely distribution election shall be distributed to the Participant in one lump-sum in cash as soon as practicable during the month of January of the calendar year immediately following the later of the calendar year in which the Participant last contributed to the Plan or the year in which the Participant terminates his employment with the Corporation and its affiliates; provided, however, if the Participant has made an election pursuant to Subparagraphs 10(a), 10(b) or 10(c), the lump sum payment shall be made within the ninety (90) day period following a Change in Control, as defined in Subparagraph 10(e).

(B)Distribution Default for Plan Employer Contribution Amounts. Any Plan Employer Contribution Amounts credited to a Participant’s Grandfathered Account that are not covered by a timely distribution election shall be distributed to the Participant in Common Stock as soon as practicable during the month of January of the calendar year immediately following the later of the calendar year in which the Participant last contributed to the Plan or the calendar year in which the Participant terminates his employment with the Corporation and its affiliates; provided, however, if the Participant has made an election pursuant to Subparagraphs 10(a), 10(b) or 10(c), the distribution shall be made within the ninety (90) day period following a Change in Control, as defined in Subparagraph 10(e). Any fractional shares  of Common Stock shall be paid in an equivalent cash amount.

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(c)	Changing Distribution Elections for Plan Years Before January 1, 2005.

(i)For Total Contribution Amounts credited to the Participant’s Grandfathered Account, the Plan Administrator may from time to time allow a Participant to request new elections (other than with respect to any such amounts for which distributions have already commenced). The Plan Administrator shall reserve the right to accept or reject any such request at any time and such election shall be subject to such restrictions and limitations as the Plan Administrator shall determine in its sole discretion, provided that any new election shall generally be required to be made at least twelve (12) months before any scheduled payment date.

(ii)For Total Contribution Amounts credited to the Participant’s Grandfathered Account, the Plan Administrator may allow a Participant to request an immediate distribution of all or a portion of such Participant’s Grandfathered Account (including any portion for which distributions have already commenced). Any such immediate distribution shall be subject to a penalty equal to six percent (6%) of the amount requested to be distributed and shall be subject to the approval of the Plan Administrator and such other restrictions or conditions as may be established by the Plan Administrator from time to time.

8.	Distribution on Death.

(a)Participant Deferred Contribution Amounts. If a Participant dies before all Participant Deferred Contribution Amounts credited to the Participant’s Non-Grandfathered Account have been paid, the balance of the Participant Deferred Contribution Amounts in the Non-Grandfathered Account shall be paid in cash within sixty (60) days following the date of the Participant’s death to the beneficiary designated by the Participant and filed with the Plan Administrator in the form and manner prescribed by the Plan Administrator. If a Participant dies before all Participant Deferred Contribution Amounts credited to the Participant’s Grandfathered Account have been paid, the balance of the Participant Deferred Contribution Amounts in the Grandfathered Account shall be paid in cash as soon as practicable following the Participant’s death to the beneficiary designated by the Participant and filed with the Plan Administrator in the form and manner prescribed by the Plan Administrator; provided, however, if the Participant made an election pursuant to Subparagraphs 10(a), 10(b) or 10(c) for Participant Deferred Contribution Amounts credited to the Participant’s Grandfathered Account, such amount shall be paid within the ninety (90) day period following a Change in Control, as defined in Subparagraph 10(e). If (i) no beneficiary designation has been made, or (ii) the designated beneficiary has predeceased the Participant and no further designation has been made, then such balance shall be paid to the Participant’s estate. A Participant may change the designated beneficiary at any time during the Participant’s lifetime by filing a subsequent designation with the Plan Administrator in the form and manner prescribed by the Plan Administrator.

(b)Plan  Employer  Contribution  Amounts.  If   a   Participant   dies   before   all Plan Employer Contribution Amounts credited to the Participant’s Non-Grandfathered Account have been paid, the balance of the Plan Employer Contribution Amounts in such Participant’s Non-Grandfathered Account shall be paid in Common Stock within sixty (60) days following the date of the Participant’s death to the beneficiary designated by the Participant and filed with the Plan Administrator in the form and manner prescribed by the Plan Administrator. If a Participant dies before all Plan Employer Contribution Amounts credited to the Participant’s Grandfathered Account have been paid, the balance of the Plan Employer Contribution Amounts in such Participant’s Grandfathered Account shall be paid in Common Stock as soon as practicable following the Participant’s death to the beneficiary designated by the Participant and filed with the Plan Administrator in the form and manner prescribed by the Plan Administrator; provided, however, if the Participant has made an election pursuant to Subparagraphs 10(a), 10(b) or 10(c) for Plan Employer Contribution Amounts credited to the Participant’s Grandfathered Account, such amount

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shall be paid within the ninety (90) day period following a Change in Control, as defined in Subparagraph 10(e). If (i) no such beneficiary designation has been made, or (ii) the designated beneficiary has predeceased the Participant and no further designation has been made, then such balance shall be paid to the Participant’s estate. A Participant may change the designated beneficiary at any time during the Participant’s lifetime by filing a subsequent designation with the Plan Administrator in the form and manner prescribed by the Plan Administrator. Any fractional shares of Common Stock shall be paid in an equivalent cash amount.

9.	Payment in the Event of Hardship.

(a)Non-Grandfathered Account. For Plan Years beginning on or after January 1, 2005, a Participant may not receive a distribution in the event of hardship or unforeseeable emergency from his Non-Grandfathered Account unless otherwise permitted by the Plan Administrator in its sole and absolute discretion in accordance with Code section 409A and its corresponding regulations.

(b)Grandfathered Account. Upon receipt of a request from a Participant delivered in writing to the Plan Administrator along with a Certificate of Unavailability of Resources form, the Plan Administrator or his designee may cause the Corporation to accelerate payment of all or any part of the amount credited to the Participant’s Grandfathered Account if it finds in its sole discretion that payment of such amounts in accordance with the Participant’s prior Election would result in severe financial hardship to the Participant, and such hardship is the result of an unforeseeable emergency caused by circumstances beyond the control of the Participant. Acceleration of payment may not be made to the extent that such hardship is or may be relieved

(a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship. Any distribution of Participant Deferred Contribution Amounts pursuant to this Subparagraph shall be made in cash, while any distribution of Plan Employer Contribution Amounts pursuant to this Subparagraph shall be made in Common Stock. Any fractional shares of Common Stock shall be paid in an equivalent cash amount.

10.	Change in Control.
(a)	Initial Lump-Sum Payment Election.

(i)Non-Grandfathered Contribution Amounts. Notwithstanding any election made pursuant to Paragraph 4 hereof, for Participant Deferred Contributions attributable to each Plan Year beginning on or after January 1, 2007, a Participant may designate as part of his Election during the Open Enrollment Period for a Plan Year to have his Participant Deferred Contributions and corresponding Plan Employer Contributions for such Plan Year paid in a lump sum as soon as practicable following a Change in Control, but in no event later than ninety (90) days after such Change in Control (as defined below); provided however that if the event that constitutes a Change in Control does not qualify as a change in ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code and its corresponding regulations, a Change in Control shall not be deemed to have occurred for purposes of this clause (i).

(ii)Grandfathered Contribution Amounts. Notwithstanding any election made pursuant to Paragraph 4 for Grandfathered Contribution Amounts, each Participant filed a written election with the Plan Administrator as part of his Election to have his Grandfathered Contribution Amount paid in one lump-sum as soon as practicable following a Change in Control (as defined below), but in no event later than ninety (90) days after such Change in Control.

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(iii)Form of Consideration. Any distribution of Participant Deferred Contribution Amounts pursuant to this Paragraph 10 shall be made in cash, while any distribution of Plan Employer Contribution Amounts pursuant to this Paragraph 10 shall be made in Common Stock (or the common stock of any successor corporation issued in exchange for, or with respect to, Common Stock incident to the Change in Control). Any fractional shares of Common Stock (or the common stock of any successor corporation issued in exchange for, or with respect to, Common Stock incident to the Change in Control) shall be paid in an equivalent cash amount.

(b)Subsequent Lump-Sum Payment Election. For Grandfathered Contribution Amounts only, a Participant who did not make an election pursuant to Subparagraph 10(a)(ii) or who has revoked, pursuant to Subparagraph 10(c), an election previously made under Subparagraph 10(a)(ii) or this Subparagraph 10(b) may, before the earlier of a Change in Control or the beginning of the calendar year in which the election is to take effect, elect to have the aggregate amount credited to the Participant’s Grandfathered Account for all calendar years commencing with the first calendar year beginning after the date the election is made, paid in  one lump-sum as soon as practicable following a Change in Control, but in no event later than ninety (90) days after such Change in Control.

(c)Revocation of Prior Change in Control Payment Elections. For Grandfathered Contribution Amounts only, a Participant may, before a Change in Control, revoke any election made pursuant to Subparagraphs 10(a)(ii) or 10(b) or file a new lump sum payment election under this Paragraph 10 with respect to amounts previously credited to the Participant’s Grandfathered Account. Any such revocation or new election shall be made at the time specified by the Plan Administrator and shall be subject to such restrictions and limitations as the Plan Administrator shall determine from time to time.

(d)Interest Equivalents. Notwithstanding anything to the contrary in the Plan, after a Change in Control, the Plan may not provide, or be amended to provide, interest accruals with respect to Participant Deferred Contributions at rates lower than the rates in effect under Paragraph 6 immediately before the Change in Control.

(e)Definition of Change in Control. For Plan Years beginning after April 1, 2018 and for purposes of the Plan, “Change in Control” means (a) any one person, or more than one  person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A- 3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the stock of the Corporation; or (c) a majority of members of the Board of Directors of the Corporation (the “Board”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Corporation and its subsidiaries on a consolidated basis, or the value of the

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assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

11.	Administration.

(a)Plan Administrator. The Plan Administrator and “named fiduciary” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be the Senior Vice President-Human Resources and Communications of the Corporation (or the person acting in such capacity in the event such position is abolished, restructured or renamed). The Plan Administrator shall have the authority to appoint one (1) or more other named fiduciaries of the Plan and to designate persons, other than named fiduciaries, to carry out fiduciary responsibilities under the Plan, pursuant to Section 405(c)(1)(B) of ERISA. Any person acting on behalf of the Plan Administrator shall serve without additional compensation. The Plan Administrator shall keep or cause to be kept such records and shall prepare or cause to be prepared such returns or reports as may be required by law or necessary for the proper administration of the Plan.

(b)Powers and Duties of Plan Administrator. The Plan Administrator shall have the full discretionary power and authority to construe and interpret the Plan (including, without limitation, supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan); to determine all questions of fact arising under the Plan, including questions as to eligibility for and the amount of benefits; to establish such rules and regulations (consistent with the terms of the Plan) as it deems necessary or appropriate for administration of the Plan; to delegate responsibilities to others to assist it in administering the Plan; to retain attorneys, consultants, accountants or other persons (who may be employees of the Corporation and its affiliates) to render advice and assistance as it shall determine to be necessary to effect the proper discharge of any duty for which it is responsible; and to perform  all other acts it believes reasonable and proper in connection with the administration of the Plan. The Plan Administrator shall be entitled to rely on the records of the Corporation and its subsidiaries in determining any Participant’s entitlement to and the amount of benefits payable under the Plan. Any determination of the Plan Administrator, including interpretations of the Plan and determinations of questions of fact, shall be final and binding on all parties.

(c)Indemnification. To the extent permitted by law, the Corporation shall indemnify the Plan Administrator from all claims for liability, loss, or damage (including payment of expenses in connection with defense against such claims) arising from any act or failure to act in connection with the Plan.

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12.	Claims Procedures and Appeals.

(a)A written request for a Plan benefit is a claim and the person making such claim is a claimant. Any claim must be made in writing and shall be deemed to be filed by a claimant when a written request is made by the claimant or the claimant’s authorized representative which is reasonably calculated to bring the claim to the attention of the Plan Administrator.

(b)The Plan Administrator shall provide notice in writing to any claimant when a claim for benefits under the Plan has been denied in whole or in part. Such notice shall be provided within ninety (90) days of the receipt by the Plan Administrator of the claimant’s claim or, if special circumstances require, and the claimant is so notified in writing, within one hundred eight (180) days of the receipt by the Plan Administrator of the claimant’s claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:

(i)	set forth the specific reasons for the denial of benefits;
(ii)	contain specific references to Plan provisions relative to the denial;
(iii)	describe any material and information, if any, necessary for the claim for benefits to be allowed, that had been requested, but not received by the Plan Administrator;
(iv)

advise the claimant that any appeal of the Plan Administrator’s adverse determination must be made in writing to the Plan Administrator within sixty (60) days after receipt of the initial denial notification, and must set forth the facts upon which the appeal is based; and

(v)	advise the claimant of his right to bring a civil action under Section 502(a) of ERISA, following an adverse benefit determination on review.

(c)When a claimant receives notice of denial of a claim or does not receive notification of acceptance or denial within ninety (90) days after submitting a claim, the claimant, either in person or by duly authorized representative, may:

(i)	request, in writing, a review of the claim by the Plan Administrator;
(ii)	review pertinent documents relating to the denial;
(iii)	submit issues and comments in writing; and
(iv)	request, in writing, a hearing with the Plan Administrator; provided that the claimant takes appropriate action within sixty (60) days after receiving notice of denial.

(d)The Plan Administrator shall make its decision with respect to a claim review promptly, but not later than sixty (60) days after receipt of the request. Such sixty (60) day period may be extended for another period of sixty (60) days if the Plan Administrator reviewing the claim finds that special circumstances require an extension of time for processing.

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(e)The final decision of the Plan Administrator shall be in writing, (i) give specific reason(s) for the adverse decision, (ii) make specific references to the pertinent Plan provisions on which the decision is based, (iii) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (iv) a statement describing any voluntary appeals procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. All interpretations, determinations and decisions of the Plan Administrator in respect of any claim shall be made in its sole discretion based on the applicable Plan documents and shall be final, conclusive and binding on all parties.

(f)A claimant or potential claimant must file a claim with the Plan Administrator no later than one (1) year after the claimant or potential claimant knows, or should have known, the principal facts upon which their claim is based. Any legal action in connection with the Plan must be brought in the Federal District Court of New Jersey within the six (6) month period beginning on the date the claimant’s claim and appeal rights are exhausted.

13.	Miscellaneous.

(a)Anti-Alienation. The right of a Participant to receive any amount credited to the Participant’s Account shall not be transferable or assignable by the Participant, except by will or by the laws of descent and distribution. To the extent that any person acquires a right to receive any amount credited to a Participant’s Account hereunder, such right shall be no greater than that of an unsecured general creditor of the Corporation. Except as expressly provided herein, any person having an interest in any amount credited to a Participant’s Account under the Plan shall not be entitled to payment until the date the amount is due and payable. No person shall be entitled to anticipate any payment by assignment, pledge or transfer in any form or manner before actual or constructive receipt thereof.

(b)Section 409A. The Plan is intended to comply with the applicable  requirements of Section 409A of the Code and its corresponding regulations and related guidance with respect to Non-Grandfathered Contribution Amounts credited to the Participant’s Account, and shall be administered in accordance with Section 409A of the Code with respect to such Non- Grandfathered Contribution Amounts. Notwithstanding anything in the Plan to the contrary, elections to defer Non-Grandfathered Contribution Amounts under the Plan, and distributions of Non-Grandfathered Contribution Amounts, may only be made in a manner and upon an event permitted by Section 409A of the Code. To the extent that any provision of the Plan would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Other than a valid Election,  in no event shall a Participant, directly or indirectly, designate the Plan Year of payment with respect to Non-Grandfathered Accounts. For the avoidance of doubt, deferrals under the Plan are maintained on a Plan Year basis.

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(c)Unsecured General Creditor. Neither the Corporation nor any of its subsidiaries shall be required to reserve or otherwise set aside funds, Common Stock or other assets for the payment of its obligations hereunder. However, the Corporation or any subsidiary may, in its sole discretion, establish funds for payment of its obligations hereunder. Any such funds shall remain assets of the Corporation or such subsidiary, as the case may be, and subject to the claims of its general creditors. Such funds, if any, shall not be deemed to be assets of the Plan. The Plan is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

(d)Withholding. The Corporation shall withhold from any distribution made from Participant Deferred Contribution Amounts the amount necessary to satisfy applicable federal, state and local tax withholding requirements. With respect to distributions of Plan Employer Contribution Amounts, the delivery of the shares of Common Stock shall be delayed until the Participant makes arrangements, pursuant to procedures to be adopted by the Plan Administrator, to satisfy the applicable federal, state and local tax withholding requirements. Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

(e)Offset. To the maximum extent permitted under Section 409A of the Code and its corresponding regulations, if a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Corporation or any participating affiliate, then the Corporation may offset such amount owed to the Corporation or the participating affiliate against the amount of benefits otherwise distributable. Such determination shall be made by the Plan Administrator.

(f)Termination and Amendment. The Corporation may at any time amend or terminate the Plan, subject to the requirements of Section 409A of the Code with respect to the Non-Grandfathered Amounts. Notwithstanding the foregoing, and unless such amendment is required by Section 409A of the Code, the Plan may not, without the consent of an affected Participant, be amended in any manner which would adversely affect such Participant’s rights and expectations with respect to deferral amounts credited to such Participant’s Account immediately before such amendment (including, but not limited to, any amendment which would adversely affect the rights or features applicable to, or any of the components that are taken into account in determining, the deferral amounts of any Participant hereunder).

(g)Benefit Statements. Each Participant shall receive periodic statements (not less frequently than annually) regarding the Participant’s Account. Each such statement shall indicate the amount of the balances credited to the Participant’s Account as of the end of the period covered by such statement.

(h)Legal Interpretation. This Plan and its provisions shall be construed in accordance with the laws of New Jersey to the extent such New Jersey law is not inconsistent with the provisions of ERISA. The text of this Plan shall, to the extent permitted by law, govern the determination of the rights and obligations created or referred to herein. Headings to the Sections, Paragraphs and Subparagraphs are for reference purposes only and do not limit or extend the meaning of any of the Plan’s provisions.

(i)Gender; Number. All pronouns and any variations thereof shall be deemed to  refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

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(j)Employment. The adoption and maintenance of this Plan shall not be deemed to constitute a contract between the Corporation or its subsidiaries and any employee or to be a consideration for or condition of employment of any person. No provision of the Plan shall be deemed to give any employee the right to continue in the employ of the Corporation or its subsidiaries or to interfere with the right of the Corporation or its subsidiaries to discharge any employee at any time without regard to the effect which such discharge might have upon the employee's participation in the Plan or benefits under it.

(k)Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. For purposes of this Subparagraph 13(k), the term “fiduciary” shall have the same meaning as in ERISA.

(l)Participants Subject to Section 16. Notwithstanding anything herein to the contrary, if any request and subject to Section 409A of the Code, election or other action under the Plan affecting a Participant subject to Section 16 of the Securities Exchange Act of 1934 should require the approval of the Committee to exempt such request, election or other action from potential liability under Section 16, then the approval of the Committee shall be obtained in lieu of the approval of the Plan Administrator.

15

HONEYWELL DEFERRED INCENTIVE COMPENSATION PLAN

(amended and restated effective April 1, 2018)

1.History. Honeywell International Inc. (the “Corporation”) previously established this supplemental non-qualified Honeywell Deferred Incentive Compensation Plan (formerly the Salary and Incentive Award Deferral Plan for Selected Employees of Honeywell International Inc. and its Affiliates) (the “Plan”) and has amended the Plan several times since its initial effective date, including an amendment and restatement effective January 1, 2009 to comply  with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and corresponding rules and regulations under Section 409A of the Code. This Plan document covers any Participant (as defined below) who was entitled to receive a benefit from the Plan as of March 31, 2018, but who did not receive full payment of such benefit under the Plan as of such date, as well as any individual who becomes a Participant in the Plan on or after April 1, 2018. Plan benefit payments commencing before April 1, 2018 are governed by the terms of the Plan as they existed prior to this amendment and restatement and are either grandfathered from the requirements of Section 409A of the Code or payable pursuant to a fixed schedule as required by, and in compliance with, Section 409A of the Code.

2.Eligibility. Any employee of the Corporation and its participating affiliates who is designated by the Corporation as an Executive level employee during the designated election period (the “Open Enrollment Period”) for the applicable Plan Year (as defined below) shall be eligible (an “Eligible Employee”) to participate in the Plan and elect deferrals of compensation (as described in Paragraph 4 below) for such Plan Year effective as of the January 1 of the Plan Year that follows the Open Enrollment Period. The Management Development and Compensation Committee (or its designee) (the “Committee”) shall designate the period prior to the applicable Plan Year that shall constitute the Open Enrollment Period, in its sole discretion; provided, however, in no event shall such Open Enrollment Period end later than the December 31 that precedes the Plan Year for which the election to participate in the Plan applies. For purposes of this Plan, the “Plan Year” shall mean the calendar year.

3.

Participation. Each Eligible Employee who wishes to participate in the Plan for a particular Plan Year (a “Participant”) must file a deferral election (the “Election”) with the Committee during the Open Enrollment Period in the form and manner determined by the Committee, which election shall designate the portion of the compensation elements (as described in Paragraph 4 below) to be deferred for such Plan Year and the form in which such deferral amounts, and interest thereon, shall be distributed (as described in Paragraph 8 below). The compensation elements deferred for a particular Plan Year shall be credited to an unfunded deferred compensation account maintained for the Participant under the Plan (the “Participant Account” or “Account”). Except as otherwise may be permitted by Section 409A of the Code and the Committee, a Participant may not modify his or her deferral election for a Plan Year at any time during the Plan Year.

4.	Contributions to Participant Accounts.

(a)Incentive Awards. During the Open Enrollment Period, an Eligible Employee may elect on his Election to defer up to 100% of the cash bonus payable (with such deferral in a whole percentage and 10% increment) to such Eligible Employee under the Honeywell International Inc. Incentive Compensation Plan for Executive Employees (or any  successor plan), the Honeywell Capital Management LLC Incentive Compensation Plan (or any successor plan), the Honeywell Connected Enterprise Incentive Compensation Plan (or any successor plan), or any other similar annual incentive compensation plan covering Executive level employees that is designated by the Corporation as eligible for deferrals under this Plan (each an “Incentive Award”), for the performance period under the applicable incentive plan that begins in the Plan Year that commences after the Open Enrollment Period.

(b)Base Annual Salary. For Plan Years beginning before January 1, 2006,  an Eligible Employee who was employed in Career Band 6 and above (or an Eligible Employee who occupied a position equivalent thereto) was permitted prior to the beginning of the applicable Plan Year (and with respect to a newly Eligible Employee, within 30 days after first becoming so eligible) to elect to defer an aggregate amount of base annual salary otherwise payable in such Plan Year (or with respect to a newly Eligible Employee, in the remainder of the Plan Year), exclusive of any bonus or any other compensation or allowance paid or payable by the Corporation or its affiliates (the “Base Annual Salary”). The amount deferred under this Paragraph 4(b) was not permitted to be greater than 50% of the Eligible Employee’s Base Annual Salary for any pay period. Effective July 29, 2005, no new deferral elections were permitted under this Paragraph 4(b) for the remainder of the Plan Year beginning January 1, 2005. For Plan Years beginning on and after January 1, 2006, no Eligible Employee may elect to defer any portion of his Base Annual Salary under the Plan.

(c)Deferral Amounts. All amounts determined under this Paragraph 4 which are the subject of an Election (the “Deferral Amounts”) shall, in accordance with the relevant Participant direction, be credited to the relevant Participant Account maintained under the Plan on the same day the Base Annual Salary or Incentive Award would otherwise have been payable.

(d)A Participant’s Account shall consist of two sub-accounts, as applicable: (1) a sub-account which consists of (A) Base Annual Salary earned and vested as of December 31, 2001 and any earnings thereon, and (B) Incentive Awards earned as of December 31, 2001 and vested as of December 31, 2004 and any earnings thereon (with the total amounts described in (A) and (B) referred to as the “Grandfathered Account”), and (2) a sub-account which consists of (X) Base Annual Salary earned and vested on or after January 1, 2002 and any earnings thereon, and (Y) Incentive Awards earned on or after January 1, 2002 and vested on or after January 1, 2005 and any earnings thereon (with the amounts described in (X) and (Y) referred to as the “Non-Grandfathered Account”). Base Annual Salary, Incentive Awards and any  earnings thereon that were earned in the Plan Years beginning January 1, 2002, January 1, 2003 and January 1, 2004 and that are credited to a Participant’s Non-Grandfathered Account will be referred to herein as “2002-2004 Deferrals”.For the avoidance of doubt, the Grandfathered Account consists of deferrals and earnings attributable to Plan Years (also referred to as class years) beginning on or before January 1, 2001 and the Non-Grandfathered Account consists of deferrals and earnings attributable to Plan Years beginning on or after January 1, 2002.

5.	Deferral Requirements.

(a)Plan Years Beginning On or After January 1, 2006. A Participant’s Deferral Amounts under the Plan for Plan Years beginning on or after January 1, 2006 will be paid in one lump-sum payment to such Participant in the January of the Plan Year that follows the Plan Year in which the Participant has a Separation from Service (as defined in Section 409A(a)(2)(A)(i) of the Code and its corresponding regulations) with the Corporation and its affiliates, unless the Participant elects as part of his Election during the Open Enrollment Period that the Deferral Amounts for the Plan Year will instead be paid in substantially equal annual installments (not to exceed ten) if he has a Separation from Service with the Corporation and its affiliates on or after he attains age 55 and has completed ten Years of Service (as defined below), in which case the first installment shall commence in the January of the Plan Year that follows the Plan Year in which the Participant has a Separation from Service and each remaining installment will be paid to the Participant in each succeeding January.

Notwithstanding the foregoing, if at the time of the Participant’s Separation from Service, the Participant is a Specified Employee (as defined below) the payments provided in the preceding paragraph shall be paid (or commence in the case of installments) in (i) the January of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service with the Corporation and its affiliates occurs prior to July 1 of such Plan Year, or (ii) the July of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service with the Corporation and its affiliates occurs after June 30 of such Plan Year. If the Participant elected to receive his distribution in the form of installment payments, after the first payment is made pursuant to the immediately preceding sentence, each subsequent installment will be paid to the Participant in the January of each Plan Year that follows until all installments are paid to the Participant.

Notwithstanding the foregoing, if the Participant dies after the Separation from Service but before the end of the Plan Year in which the Separation from Service occurs, or if a Specified Employee dies before the payment date described in the preceding paragraph, the Participant’s beneficiary will receive the payment or payments in a lump sum within 60 days of the date of the Participant’s death.

For purposes of this Plan, the term (i) “Years of Service” shall be determined using the Participant’s most-recent adjusted service date, as reflected at the Participant’s Separation from Service in the Company’s records, and (ii) “Specified Employee” shall mean any Participant who, at any time during the twelve (12) month period ending on the identification date, is a specified employee under Section 409A of the Code, which determination of “specified employees,” including the number and identity of persons considered “specified employees” and the identification date, shall be made by the Vice President – Compensation and Benefits (or his delegate) in accordance with the provisions of Sections 416(i) and 409A of the Code and the regulations issued thereunder.

(b)2005 Plan Year. For the 2005 Plan Year, a Participant’s Deferral Amounts under the Plan for such Plan Year will be paid in one lump-sum payment to such Participant in the January of the Plan Year that follows the Plan Year in which the Participant has a Separation from Service with the Corporation and its affiliates, unless the Participant elected on his Election during the Open Enrollment Period that the Deferral Amounts for such Plan Year will instead be paid to such Participant at a Specified Time (as such term is defined in Section 409A(a)(2)(A)(iv) of the Code and its corresponding regulations), provided that the Specified Time is no sooner than January of the 2009 Plan Year (unless the Committee approved at the time of such election a shorter period of deferral) and in up to 15 annual installments.

Notwithstanding the foregoing, if at the time of the Participant’s Separation from Service the Participant is entitled to payment of the amounts deferred for the 2005 Plan Year because of his Separation from Service (and not because of the Specified Time designated, if any) and the Participant is a Specified Employee, the payments provided in the immediately preceding sentence on account of Separation from Service shall be paid (or commence payment in the case of installments) in (i) the January of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service with the Corporation and its affiliates occurs prior to July 1 of such Plan Year, or (ii) the July of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service with the Corporation and its affiliates occurs after June 30 of such Plan Year. Payment on account of a Specified Time shall be paid (or commence  payment in the case of installments) to the Participant in January of the Plan Year elected by the Participant.

If the Participant elected to receive his distribution in the form of installment payments, after the first payment is made pursuant to the immediately preceding paragraph, each subsequent installment will be paid to the Participant in the January of each Plan Year that follows until all installments are paid to the Participant. Notwithstanding anything to  the contrary in this Paragraph 5(b), if the Participant dies after the Separation from Service, but before the end of the Plan Year in which the Separation from Service occurs or if a Specified Employee dies before the payment date described in the preceding paragraph, the Participant’s beneficiary will receive the payment or payments in a lump sum within 60 days of the date of the Participant’s death.

(c)	Plan Years Beginning Before January 1, 2005.

(i)Grandfathered Accounts. A Participant’s Deferral Amounts credited to a Participant’s Grandfathered Account under the Plan for Plan Years beginning before January 1, 2005 shall be paid as soon as practicable during the month of January following the calendar year in which the Participant terminates employment; provided, however, amounts deferred under the Plan may be paid at such other date permitted to be designated by the Participant that provides for a minimum period of deferral of at least three years or such shorter period as may be approved by the Committee, which election was made at the time the Participant made the deferral election for such Plan Years. The Participant also elected at such time to receive such distribution in one lump-sum payment or in a number of substantially equal annual installments (provided the payment period may not include more than 30 such installments).

The lump-sum or the first installment shall be paid as soon as practicable during the month of January of the calendar year following termination of employment or such other calendar year validly designated by the Participant. Except as otherwise provided  in Paragraphs 9, 10, and 11, all installment payments following the initial installment payment shall be paid in cash as soon as practicable during the month of January of each succeeding calendar year until the entire amount in the Account shall have been paid.

Notwithstanding the foregoing, in the event a Participant’s employment with the Corporation is terminated either voluntarily (other than on account of retirement as defined in the qualified pension plan in which the Participant participates or for “good reason” under any applicable severance plan of the Corporation) or for “gross cause” (as defined in the AlliedSignal Inc. Severance Plan for Senior Executives), the Participant’s Deferral Amounts for performance years beginning after 1997 for amounts deferred under Paragraph 4(a)

hereof or after 1998 for amounts deferred under Paragraph 4(b) hereof (including any notional interest credited thereto) shall be distributed in a lump sum as soon as practicable in January of the calendar year following such termination of employment. Except as otherwise provided in Paragraph 5(d) or Paragraphs 9 or 10 or as approved by the Committee, no amount shall be withdrawn from a Participant’s Account prior to the last day of the calendar year in which the Deferral Amounts were earned; the date the Participant reaches normal retirement age and is eligible to receive a benefit under a pension plan of the Corporation or one of its affiliates; the date of the Participant’s death; or the date the Participant ceases to be employed by the Corporation or any of its affiliates.

(ii)Non-Grandfathered Accounts. A Participant’s 2002-2004 Deferrals shall be paid during the month of January following the calendar year in which the Participant has a Separation from Service; provided, however, a Participant’s 2002-2004 Deferrals may be paid at a Specified Time designated by the Participant that provides for a minimum period of deferral of at least three years or such shorter period as may have been approved by the Committee, which election was made prior to January 1 for the applicable Plan Year. The Participant also elected at such time to receive such distribution in one lump-sum payment or in a number of substantially equal annual installments (not exceeding 15).

Notwithstanding the foregoing, if at the time of the Participant’s Separation from Service the Participant is entitled to payment of the 2002-2004 Deferrals because of his Separation from Service (and not because of the Specified Time designated, if any) and the Participant is a Specified Employee, the payments provided in the immediately preceding sentence on account of Separation from Service shall be paid (or commence payment in the case of installments) in (i) the January of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service with the Corporation and its affiliates occurs prior to July 1 of such Plan Year, or (ii) the July of the Plan Year that follows the Plan Year in which the Participant’s Separation from Service with the Corporation and its affiliates occurs, if the Participant’s Separation from Service with the Corporation and its affiliates occurs after June 30 of such Plan Year. Payment on account of a Specified Time shall be paid (or commence payment in the case of installments) to the Participant in January of the Plan Year elected by the Participant.

If the Participant elected to receive his distribution in the form of installment payments, after the first payment is made pursuant to the immediately preceding paragraph, each subsequent installment will be paid to the Participant in the January of each Plan Year that follows until all installments are paid to the Participant. Notwithstanding anything to the contrary in this subparagraph 5(c)(ii), if the Participant dies after the Separation from Service, but before the end of the Plan Year in which the Separation from Service occurs or if a Specified Employee dies before the payment date described in the preceding paragraph, the Participant’s beneficiary will receive the payment or payments in a lump sum within 60 days of the date of the Participant’s death.

(d)In-Service Withdrawal. A Participant may request an immediate withdrawal of  all or a portion of the Deferral Amounts credited to a Participant’s Grandfathered Account prior to the date described in subparagraph 5(c)(i) or prior to the date such portion of the Grandfathered Account has been completely withdrawn, provided that such a request and withdrawal shall be subject to the approval of the Corporation and such penalties, restrictions or conditions as may be established by the Corporation from time to time. The penalty shall be a percentage of the amount requested to be withdrawn, calculated as the difference between (a) 6%, and (b) 50% of the amount, if any, by which 10% exceeds the interest rate on 10-year U.S. Treasury Bonds on the first business day of the calendar quarter during which the withdrawal request is made.

6.Interest Equivalents. Deferral Amounts shall accrue additional amounts equivalent to interest (“Interest Equivalents”), compounded daily, from the date the Deferral Amount is credited to the Account to the date of distribution as set forth in this Paragraph 6.

(a)	Non-Grandfathered Deferral Amounts.

(i)Deferral Amounts Credited for Plan Years On and After January 1, 2006. Deferral Amounts credited to a Participant’s Non-Grandfathered Account for Plan Years beginning on or after January 1, 2006, and Deferral Amounts under Paragraph 4(a) credited to a Participant’s Non-Grandfathered Account in 2006 for the Election filed by the Participant for the 2005 Plan Year, shall accrue Interest Equivalents at an annual rate based upon the cost to the Corporation of borrowing at a fixed rate for a 15-year term. Such rate is subject to change from Plan Year to Plan Year with respect to amounts credited to a Participant’s Non-Grandfathered Account for a particular Plan Year and shall be determined annually by the Chief Financial Officer of the Corporation in consultation with the Treasurer of the Corporation prior to January 1 of each Plan Year. Interest Equivalents described in this clause (i) shall be vested at the time such amounts are credited to the Participant’s Non-Grandfathered Account. All Interest Equivalents credited to the Participant’s Non-Grandfathered Account pursuant to this clause (i) shall be paid at the same time and in the same form as the corresponding Deferral Amounts for which the Interest Equivalents relate. The rate of notional interest established hereunder is set forth on Schedule A attached hereto and made a part hereof.

(ii)Deferral Amounts Credited for the 2005 Plan Year. Deferral Amounts under Paragraph 4(b) credited to a Participant’s Non-Grandfathered Account in the 2005 Plan Year for the Election filed by the Participant for the 2005 Plan Year shall accrue Interest Equivalents at a single rate established by the Committee, in its sole discretion. Such rate is subject to change from Plan Year to Plan Year with respect to amounts credited to a Participant’s Non-Grandfathered Account for the 2005 Plan Year and shall be determined annually by the Chief Financial Officer of the Corporation in consultation with the Treasurer of the Corporation prior to January 1 of each Plan Year.

The rate of notional interest established hereunder is set forth on Schedule A attached hereto and made a part hereof. Any portion of such rate designated as the “Contingent Rate” became nonforfeitable only if the Participant was still employed by the Corporation or any affiliate at the end of the third full calendar year in which the Deferral Amount related; provided, however, if a Participant terminated employment with the Corporation or an affiliate prior to such date for reasons other than gross cause, the Committee treated such portion as nonforfeitable if the Participant’s employment  with the Corporation or an affiliate was involuntarily terminated (including a termination for “good reason” under any applicable severance plan of the Corporation or an affiliate) or terminated for such reasons as the Committee determined from time to time in its sole discretion. All Interest Equivalents credited to the Participant’s Non-Grandfathered Account pursuant to this clause (ii) shall be paid at the same time and in the same form as the corresponding Deferral Amounts for which the Interest Equivalents relate.

(iii)2002-2004 Deferrals. 2002-2004 Deferrals shall accrue Interest Equivalents at a single rate established by the Committee, in its sole discretion. The rate established by the Committee did not exceed the greater of (i) 10% or (ii) 200% of the 10-year U.S. Treasury Bond rate at the time of determination. Such Interest Equivalents, once established for a Plan Year, shall remain in effect with respect to Deferral Amounts credited to the Participant’s Non-Grandfathered Account for each such Plan Year until the Deferral Amounts are distributed.

The rate of notional interest established hereunder is set forth on Schedule A attached hereto and made a part hereof. Any portion of such rate designated as the “Contingent Rate” became nonforfeitable only if the Participant was still employed by the Corporation or any affiliate at the end of the third full calendar year in which the Deferral Amount related, provided, however, if a Participant had a Separation from Service with the Corporation or an affiliate before such date for reasons other than gross cause, the Committee treated such portion as nonforfeitable if the Participant’s employment with the Corporation or an affiliate was involuntarily terminated (including a termination for “good reason” under any applicable severance plan of the Corporation or an affiliate) or was terminated for such reasons as the Committee determined from time to time in its sole discretion.

Notwithstanding the preceding sentence, if a Participant withdrew any portion of the Deferral Amount before the end of the third full calendar year following the calendar year to which the Deferral Amount relates, the amount of Contingent Rate interest credited with respect to such Deferral Amount at the time of withdrawal remains credited to such Account subject to the provisions of the preceding sentence but shall not be credited with any Interest Equivalents after such date (“Frozen Contingent Interest”). Notwithstanding anything in the Plan to the contrary, from and after the occurrence of a Change in Control (as defined below), the rate at which Deferral Amounts accrue Interest Equivalents may not be decreased.

(b)Grandfathered Deferral Amounts. Deferral Amounts credited to a Participant’s Grandfathered Account shall accrue Interest Equivalents at a single rate established by the Committee, in its sole discretion, for all Deferral Amounts credited to such Grandfathered Account in each calendar year. The rate established by the Committee did not exceed the greater of (i) 10% or (ii) 200% of the 10-year U.S. Treasury Bond rate at the time of determination.  Such Interest Equivalents, once established for a Plan Year, shall remain in effect with respect to Deferral Amounts credited to the Participant’s Grandfathered Account during such Plan Year until the Deferral Amounts are distributed.

The rate of notional interest established hereunder is set forth on Schedule A attached hereto and made a part hereof. Any portion of such rate designated as the “Contingent Rate” became nonforfeitable only if the Participant was still employed by the Corporation or any affiliate at the end of the third full calendar year in which the Deferral Amount relates, provided, however, if a Participant terminated employment with the Corporation or an affiliate before such date for reasons other than gross cause, the Committee treated such portion as nonforfeitable if the Participant’s employment with the Corporation or an affiliate was involuntarily terminated (including a termination for “good reason” under any applicable severance plan of the Corporation or an affiliate) or was terminated for such reasons as the Committee determined from time to time in its sole discretion.

Notwithstanding the preceding paragraph, if a Participant withdrew any portion of the Deferral Amount before the end of the third full calendar year following the calendar year to which the Deferral Amount relates, the amount of Contingent Rate interest credited with respect to such Deferral Amount at the time of withdrawal became Frozen Contingent Interest. Notwithstanding anything in the Plan to the contrary, from and after the occurrence of a Change in Control, the rate at which Deferral Amounts accrue Interest Equivalents may not be decreased.

7.

Participant Accounts. All amounts credited to a Participant’s Account pursuant to Paragraphs 4 and 6 shall be unfunded general obligations of the Corporation, and no Participant shall have any claim to or security interest in any asset of the Corporation on account thereof.

8.	Distribution from Accounts.

(a)Plan Years Beginning On and After January 1, 2006. Deferral Amounts and corresponding Interest Equivalents for Plan Years beginning on and after January 1, 2006 shall be paid to the Participant at the time and in the form as elected by the Participant on his Election for such Plan Year in accordance with the requirements of Paragraph 5(a).

(b)2005 Plan Year. Deferral Amounts and corresponding Interest Equivalents for the Plan Year beginning on January 1, 2005 shall be paid to the Participant at the time and in the form as elected by the Participant on his Election for such Plan Year in accordance with the requirements of Paragraph 5(b).

(c)Plan Years Beginning Prior to January 1, 2005.

(i)Grandfathered Accounts. Deferral Amounts and corresponding Interest Equivalents credited to a Participant’s Grandfathered Account shall be paid to a Participant at the time and in the form as elected by the Participant on his Election for such Plan Years in accordance with the requirements of subparagraph 5(c)(i).

(ii)Non-Grandfathered Accounts. 2002-2004 Deferrals shall be paid to a Participant at the time and in the form as elected by the Participant on his Election for such Plan Years in accordance with the requirements of subparagraph 5(c)(ii).

(iii)Special Election Change Applicable to Grandfathered Accounts. The Corporation may from time to time allow Participants to request new elections with respect to the distribution of Deferral Amounts and Interest Equivalents credited to their Grandfathered Accounts (other than any such amounts currently payable to a Participant). The Corporation shall reserve the right to accept or reject any such request at any time and such election shall be subject to such restrictions and limitations as the Corporation shall determine in its sole discretion, provided that any new election shall generally be required to be made at least 12 months prior to any scheduled payment date.

(d)	Type of Distribution. All distributions from this Plan shall be paid in cash.

9.Distribution on Death. If a Participant dies after payments under this Plan have commenced but before all amounts credited to the Participant’s Account have been distributed, the balance in the Account shall be paid as soon as practicable thereafter to the beneficiary designated in writing by the Participant, but not later than 60 days after the date of the Participant’s death. Payment to a beneficiary pursuant to a designation by a Participant shall be made in one lump sum cash payment. Such beneficiary designations shall be effective when received by the Corporation, and shall remain in effect until rescinded or modified by the Participant by an appropriate written direction.

Separate beneficiary designations shall be made for Incentive Awards deferred under Paragraph 4(a) and Interest Equivalents credited on such amounts and for Base Annual Salary deferred under Paragraph 4(b) and Interest Equivalents credited on such amounts. If no beneficiary is properly designated by the Participant for one or both portions of the Account, or  if the designated beneficiary has predeceased the Participant, such balance in the applicable portion of the Account shall be paid to the estate of the Participant.

10.Payment in the Event of Hardship. For Deferral Amounts and Interest Equivalents credited to a Participant’s Grandfathered Account, upon receipt of a request from a Participant, delivered in writing to the Corporation along with a hardship distribution form and supporting documentation of the hardship, the Senior Vice President – Human Resources and Communications (or his designee), may cause the Corporation to accelerate (or require the subsidiary of the Corporation which employs or employed the Participant to accelerate) payment of all or any part of the Deferral Amount and Interest Equivalents credited to the Participant’s Account, if it finds in its sole discretion that payment of such amounts in accordance with the Participant’s prior election under Paragraph 4 hereof would result in severe financial hardship to the Participant and such hardship is the result of an unforeseeable emergency caused by circumstances beyond the control of the Participant. An “unforeseeable emergency” means a severe financial hardship to the Participant resulting from (1) an illness or accident that occurs to the Participant, the Participant’s spouse or the Participant’s dependent (as defined in section 152(a) of the Code, (2) loss of the Participant’s property due to casualty, or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The amount withdrawn cannot exceed the amount necessary to satisfy the emergency and estimated taxes the Participant will incur as a result of such distribution. Acceleration of payment may not be made under this Paragraph 10 to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship.

11.Change in Control.

(a)Initial Lump Sum Election. Notwithstanding any election made pursuant to Paragraphs 4 and 5 hereof, a Participant (i) may file a written election with the Corporation to have the Deferral Amounts and Interest Equivalents credited to the Participant’s Grandfathered Account paid in one lump-sum payment as soon as practicable following a Change in Control (as defined below), but in no event later than 90 days after such Change in Control, and (ii) may designate in his Election during the Open Enrollment Period for a particular Plan Year that Deferral Amounts and Interest Equivalents credited to the Participant’s Non-Grandfathered Account for such Plan Year be paid in one lump-sum payment within 90 days after such Change in Control. The Interest Equivalents on any Deferral Amount payable pursuant to this Paragraph 11(a) shall include the “Contingent Rate” credited to such Deferral Amount without regard to whether such amount has become nonforfeitable as provided in Paragraph 6 at the time the applicable Change in Control occurs.

(b)Revocation of Lump-Sum Election. A Participant may revoke an election made pursuant to clause (i) of Paragraph 11(a) (including an election not to be paid in one lump sum upon a Change in Control), but only for amounts credited to a Participant’s Grandfathered Account, by filing an appropriate written notice with the Corporation. A revocation notice filed pursuant to this Paragraph 11(b) shall be subject to such terms and conditions as the Corporation shall establish and shall be effective with respect to all of the Deferral Amounts and Interest Equivalents credited to a Participant’s Grandfathered Account. Any such election shall be subject to such restrictions and limitations as the Corporation shall determine in its sole discretion.

(c)Limitations on Elections. For purposes of a Participant’s election with respect to amounts covered by clause (i) of Paragraph 11(a) or a revocation of such election pursuant to Paragraph 11(b), such election shall not be effective unless filed with the Corporation at least 90 days prior to a Change in Control.

(d)Definition of Change in Control. For Plan Years beginning after April 1, 2018  and for purposes of the Plan, “Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A- 3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the stock of the Corporation; or (c) a majority of members of the Board of Directors of the Corporation (the “Board”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Corporation and its subsidiaries on a consolidated basis, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

12.	Administration.

(a)Plan Administrator. The Plan Administrator and “named fiduciary” for purposes of the Employee Income Retirement Security Act of 1974, as amended (“ERISA”) shall be the Senior Vice President-Human Resources and Communications of the Corporation (or the person acting in such capacity in the event such position is abolished, restructured or renamed). The Plan Administrator shall have the authority to appoint one or more other named fiduciaries of the Plan and to designate persons, other than named fiduciaries, to carry out fiduciary responsibilities under the Plan, pursuant to Section 405(c)(1)(B) of ERISA. Any person acting on behalf of the Plan Administrator shall serve without additional compensation. The Plan Administrator shall keep or cause to be kept such records and shall prepare or cause to be prepared such returns or reports as may be required by law or necessary for the proper administration of the Plan.

(b)Powers and Duties of Plan Administrator. The Plan Administrator shall have the full discretionary power and authority to construe and interpret the Plan (including, without limitation, supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan); to determine all questions of fact arising under the Plan, including questions as to eligibility for and the amount of benefits; to establish such rules and regulations (consistent with the terms of the Plan) as it deems necessary or appropriate for administration of the Plan; to delegate responsibilities to others to assist it in administering the Plan; to retain attorneys, consultants, accountants or other persons (who may be employees of the Corporation or its subsidiaries) to render advice and assistance as it shall determine to be necessary to effect the proper discharge of any duty for which it is responsible; and to perform  all other acts it believes reasonable and proper in connection with the administration of the Plan. The Plan Administrator shall be entitled to rely on the records of the Corporation and its subsidiaries in determining any Participant’s entitlement to and the amount of benefits payable under the Plan. Any determination of the Plan Administrator, including interpretations of the Plan and determinations of questions of fact, shall be final and binding on all parties.

(c)Indemnification. To the extent permitted by law, the Corporation shall indemnify the Plan Administrator from all claims for liability, loss, or damage (including payment of expenses in connection with defense against such claims) arising from any act or failure to act in connection with the Plan.

13.	Claims Procedures and Appeals.

(a)A written request for a Plan benefit is a claim and the person making such claim is a claimant. Any claim must be made in writing and shall be deemed to be filed by a claimant when a written request is made by the claimant or the claimant’s authorized representative which is reasonably calculated to bring the claim to the attention of the Plan Administrator.

(b)The Plan Administrator shall provide notice in writing to any claimant when a claim for benefits under the Plan has been denied in whole or in part. Such notice shall be provided within 90 days of the receipt by the Plan Administrator of the claimant’s claim or, if special circumstances require, and the claimant is so notified in writing, within 180 days of the receipt by the Plan Administrator of the claimant’s claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:

(i)	set forth the specific reasons for the denial of benefits;
(ii)	contain specific references to Plan provisions relative to the denial;
(iii)	describe any material and information, if any, necessary for the claim for benefits to be allowed, that had been requested, but not received by the Plan Administrator;
(iv)

advise the claimant that any appeal of the Plan Administrator’s adverse determination must be made in writing to the Plan Administrator within 60 days after receipt of the initial denial notification, and must set forth the facts upon which the appeal is based; and

(v)	advise the claimant of his right to bring a civil action under Section 502(a) of ERISA, following an adverse benefit determination on review.

(c)When a claimant receives notice of denial of a claim or does not receive notification of acceptance or denial within 90 days after submitting a claim, the claimant, either in person or by duly authorized representative, may:

(i)	request, in writing, a review of the claim by the Plan Administrator;
(ii)	review pertinent documents relating to the denial;
(iii)	submit issues and comments in writing; and

(iv)request, in writing, a hearing with the Plan Administrator; provided that the claimant takes appropriate action within 60 days after receiving notice of denial.

(d)The Plan Administrator shall make its decision with respect to a claim review promptly, but not later than 60 days after receipt of the request. Such 60-day period may be extended for another period of 60 days if the Plan Administrator reviewing the claim finds that special circumstances require an extension of time for processing.

(e)The final decision of the Plan Administrator shall be in writing, (i) give specific reason(s) for the adverse decision, (ii) make specific references to the pertinent Plan provisions on which the decision is based, (iii) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (iv) a statement describing any voluntary appeals procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. All interpretations, determinations and decisions of the Plan Administrator in respect of any claim shall be made in its sole discretion based on the applicable Plan documents and shall be final, conclusive and binding on all parties.

(f)A claimant or potential claimant must file a claim with the Plan Administrator no later than one (1) year after the claimant or potential claimant knows, or should have known, the principal facts upon which their claim is based. Any legal action in connection with the Plan must be brought in the Federal District Court of New Jersey within the six (6) month period beginning on the date the claimant’s claim and appeal rights are exhausted.

14.	Miscellaneous.

(a)No Alienation of Benefits. Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of such person’s bankruptcy or other event happening at any such time such amount would be made subject to the person’s debts or liabilities or would otherwise not be enjoyed by that person, then the Corporation, to the extent permitted under Section 409A of the Code, if it so elects, may direct that such amount be withheld and that same or any part thereof be paid or applied to or for the benefit of such person, the person’s spouse, children or other dependents, or any of them, in such manner and proportion as the Corporation may deem proper.

(b)No Right or Interest in Corporation’s Assets. Neither the Corporation nor any of its affiliates shall be required to reserve or otherwise set aside funds for the payment of obligations arising under this Plan. The Corporation may, in its sole discretion, establish funds, segregate assets or take such other action as it shall determine necessary or appropriate to secure the payment of its obligations arising under this Plan. This Plan is intended to be unfunded for tax purposes and for purposes of Title I of the ERISA. Nothing contained herein, and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured creditor of the Corporation.

(c)Amendment. The Corporation may amend, modify or terminate the Plan at any time, or from time to time; provided, however, that no change to the Plan shall impair the right of any Participant with respect to amounts then credited to an Account; and further provided that during a Potential Change in Control Period (as defined in Paragraph 14(i) hereof) and from and after the occurrence of a Change in Control, the Plan may not, without the consent of the Participant, be amended in any manner which would adversely affect such Participant’s rights and expectations with respect to Deferral Amounts credited to such Participant’s Account immediately prior to such amendment, unless an amendment is required to comply with the requirements of Section 409A of the Code.

(d)Accounting. Each Participant shall receive periodic statements (not less frequently than annually) setting forth the cumulative Deferral Amounts and Interest Equivalents credited to, and any distributions from, the Participant’s Account.

(e)Facility of Payments. If the Corporation shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident,  or is a minor, or has died, then any payment due the person or the person’s estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Corporation so elects in its sole discretion, be paid to the person’s spouse, a child, a relative, an institution having custody of such person, or any other person deemed by the Corporation to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Corporation and the Plan therefore.

(f)Offset. To the maximum extent permitted under Section 409A of the Code and its corresponding regulations, if a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Corporation or any participating affiliate, then the Corporation may offset such amount owed to the Corporation or the participating affiliate against the amount of benefits otherwise distributable. Such determination shall be made by the Plan Administrator.

(g)Governing Law. The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel and all rights thereunder shall be governed by and construed in accordance with the laws of New Jersey.

(h)Withholding Taxes. The Corporation may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Corporation or one if its affiliates is required by any law or regulation of any governmental authority, whether Federal, state, local or foreign, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his beneficiary). Each Participant, however,  shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

(i)Potential Change in Control Period. A “Potential Change in Control Period” shall commence when: (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) the Corporation or any person or group publicly announces an intention to take or to consider taking actions which, if consummated, would result in a Change in Control; (iii) any person or group (other than the Corporation, any subsidiary or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its subsidiaries) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 15% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities (not including in the securities beneficially owned by such person or group any securities acquired directly from the Corporation or its affiliates); or (iv) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control Period has commenced. The Potential Change in Control Period shall continue until the earlier of (A) a Change in Control, or (B) the adoption by the Board of a resolution stating that, for purposes of the Plan, the Potential Change in Control Period has expired.

(j)Section 409A. The Plan is intended to comply with the applicable  requirements of Section 409A of the Code and its corresponding regulations and related guidance with respect to amounts credited to the Non-Grandfathered Accounts of Participants, and shall be administered in accordance with Section 409A of the Code with respect to such Accounts. Notwithstanding anything in the Plan to the contrary, elections to defer compensation into Non- Grandfathered Accounts under the Plan, and distributions of Non-Grandfathered Accounts, may only be made in a manner and upon an event permitted by Section 409A of the Code. To the extent that any provision of the Plan would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Other than a valid Election, in no event shall a Participant, directly or indirectly, designate the calendar year of payment with respect to Non-Grandfathered Accounts. For avoidance of doubt, deferrals under the Plan are maintained on a Plan Year basis.

SCHEDULE A NOTIONAL INTEREST RATES

Deferred Incentive Awards

The following chart applies to: (A) Executive level employees for awards earned and deferred in and after 2014, (B) all employees for awards earned and deferred between 2003 and 2013, and (C) Band 6 and above employees for awards earned and deferred before 2003.

Year Award Earned	Vested Rate	Contingent Rate	Total Rate

1975 – 1992	Treasury bills +	N/A	Treasury bills +
	3%*	N/A	3%*
1993 – 1997	10%	N/A	10%
1998 – 2000	8%	3%	11%
2001- 2002	7%	3%	10%
2003	3%	5%	8%
2004 initial rate	3%	5%	8%
2005 initial rate **	8%**	N/A	8%**
2006 initial rate **	5.8%**	N/A	5.8%**
2007 initial rate **	5.8%**	N/A	5.8%**
2008 initial rate **	6.3%**	N/A	6.3%**
2009 initial rate **	7.2%**	N/A	7.2%**
2010 initial rate **	4.8%**	N/A	4.8%**
2011 initial rate **	3.84%**	N/A	3.84%**
2012 initial rate **	3.65%**	N/A	3.65%**
2013 initial rate **	2.90%**	N/A	2.90%**
2014 initial rate **	4.09%**	N/A	4.09%**
2015 initial rate **	3.66%**	N/A	3.66%**
2016 initial rate **	3.64%**	N/A	3.64%**
2017 initial rate **	2.69%**	N/A	2.69%**
2018 initial rate **	3.38%**	N/A	3.38%**

*/Three-month Treasury bill average rate for the immediately preceding calendar quarter as reported by the Federal Reserve Bank; rate changes each calendar quarter.

**/For periods on and after January 1, 2006, rate is based on the Corporation’s 15-year borrowing rate and is subject to change annually.

Deferred Incentive Awards

The following chart applies to all employees other than Band 6 and above for awards earned and deferred before 2003.

Year Award Earned	Vested Rate	Contingent Rate	Total Rate

1975 – 1997	Treasury bills +	N/A	Treasury bills +
	3%*	N/A	3%*
1998 - 2002	6%	3%	9%

*/Three-month Treasury bill average rate for the immediately preceding calendar quarter as reported by the Federal Reserve Bank; rate changes each calendar quarter.

Deferred Salary (Band 6 and Above)

Year Salary Earned	Vested Rate	Contingent Rate	Total Rate

1994 – 1998	10%	N/A	10%
1999 – 2001	8%	3%	11%
2002 - 2002	7%	3%	10%
2003	3%	5%	8%
2004	3%	5%	8%
2005 initial rate**	3%	5%	8%

**/For periods on and after January 1, 2006, rate is subject to change.

SCHEDULE B PROVISIONS RELATING TO

HONEYWELL INC. EXECUTIVE DEFERED COMPENSATION PLAN

1.History. Honeywell Inc., a predecessor of the Corporation, previously established a supplemental non-qualified plan named the Honeywell Executive Deferred Compensation Plan (the “Honeywell Plan”). The Honeywell Plan was created to establish rules for the deferral and payment of deferred compensation earned under the Honeywell Inc. bonus plans named the “Honeywell Corporate Executive Compensation Plan,” the “Honeywell Senior Management Performance Incentive Plan,” and the “Multi-Year Incentive Program.”

The Honeywell Plan was last amended and restated effective June 1, 1999. This  Schedule B covers any participant in the Honeywell Plan who has not received full payment of his benefit under the Honeywell Plan as of April 1, 2018. Benefit payments commencing before April 1, 2018 are governed by the terms of the Honeywell Plan as they existed prior to this amendment and restatement and are grandfathered from the requirements of Section 409A of the Code.

2.Definitions. For purposes of this Schedule B, the following definitions shall apply:

(a)Account shall mean an unfunded, bookkeeping account maintained for a participant including amounts originally deferred under the Honeywell Plan and interest credits made pursuant to Section 3 of this Schedule B (or comparable provisions of the Honeywell Plan).

3.Interest Credits. An interest credit shall be made to the participant’s Account as of (a) each February 15, and (b) the date as of which any distribution is made from the participant’s Account, for the year or portion thereof then ended based on the average daily balance of the Account for such year or portion thereof. The rate of interest shall be 120% of the long-term Applicable Federal Rate published under section 1274(d) of the Code for the month in which the interest credit is made to the Account.

4.Distributions. The following provisions shall apply to distributions under this Schedule B.

(a)Commencement. A participant’s Account shall be paid or commenced as of March 31 of the year specified by the Participant and in effect as of December 31, 2004. Actual payment shall occur as soon as administratively feasible thereafter.

(b)Forms of Payment. Subject to the provisions herein, an Account shall be paid under this Schedule B in a series of ten (10) substantially equal annual installments. The participant may elect to receive any benefit payable under this Schedule B in an optional form of payment; provided, however, that such election will not be effective until the lapse of thirteen (13) months following the date on which the election is accepted by the Plan Administrator. The optional distribution forms under this Schedule B are a single lump sum or a series of substantially equal annual installments of any number from two (2) to nine (9). To be effective, the election of an optional distribution form must be made in the form and manner prescribed by the Plan Administrator and must be accepted by the Plan Administrator. Notwithstanding the foregoing, distribution shall be made in a single lump sum payment if the participant’s termination of employment occurs before the date the participant has both reached age fifty-five (55) and has accrued ten (10) years of credited service for vesting as defined in the Honeywell Retirement Benefit Plan (Supplement T) portion of the Honeywell Retirement Earnings Plan or its applicable predecessor plan.

(c)Acceleration of Distribution with Forfeiture. A participant or beneficiary who is receiving distributions under this Schedule B may at any time elect to receive the remaining Account balance in a lump sum payment less ten percent (10%) which shall be forfeited. Lump sum payments under this Section 4(c) shall be made within sixty (60) days after the election to accelerate distribution is received by the Plan Administrator.

(d)Financial Hardships. If a participant incurs an unforeseeable emergency, the participant may make a written request to the Plan Administrator for a hardship withdrawal from the participant’s Account. An unforeseeable emergency is a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or a dependent (as defined in section 152(a) of the Code) of the participant, loss of the participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant and which cannot be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets, to the extent that the liquidation of such assets would itself cause severe financial hardship. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. The existence of severe financial hardship shall be determined consistent with sections 1.457-2(h)(4) and (5) of the Treasury Regulations.

5.	Survivor Benefits.

(a)Survivor Benefits. If a participant dies after termination of employment but  before distribution commences under this Schedule B, the Account shall be paid to the participant’s designated beneficiary or beneficiaries at the time and in the form the Account would have been payable to the participant if the participant had survived until the date distribution would have commenced. If a participant dies after distribution commences under  this Schedule B (or the terms of the prior Honeywell Plan), the participant’s designated beneficiary shall be paid the unpaid installments, if any, under the form of distribution elected by the participant.

(b)Designation of Beneficiary. A participant or surviving beneficiary may designate, in the manner required by the Plan Administrator, a beneficiary or beneficiaries to receive the Account under this Schedule B in the event of the participant’s (or surviving beneficiary’s) death. The participant (or surviving beneficiary) may change or revoke any such designation from time to time. No designation or revocation shall be effective unless executed by the participant (or surviving beneficiary) and actually received by the Plan Administrator before the participant’s (or surviving beneficiary’s) death. If the participant or surviving beneficiary dies without an effective beneficiary designation for the Account under this Schedule B, payment shall be made to the beneficiary or beneficiaries determined under the rules in the Honeywell 401(k) Plan governing failure of beneficiary designation. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported beneficiary designation.

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